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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.     )

Filed by the Registrant ☑
Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☑ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to §240.14a-12

Energy Partners, Ltd.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☑ No fee required.
☐ Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

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☐ Fee paid previously with preliminary materials.

☐ Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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SEC 1913 (11-01)	Persons who are to respond to the collection of information contained in this form are not required to respond unless the form displays a currently valid OMB control number.

201 St. Charles Avenue
Suite 3400
New Orleans, Louisiana 70170
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held On May 4, 2006
       Notice is hereby given that the 2006 Annual Meeting of Stockholders of Energy Partners, Ltd. (the “Company”), a Delaware corporation, will be held at the Hotel InterContinental New Orleans, Vieux Carré B Room, 444 St. Charles Ave., New Orleans, Louisiana 70130, on Thursday, May 4, 2006, at 9:00 a.m., Central Daylight Time, for the following purposes:

(1) to elect eleven (11) directors to hold office until the Annual Meeting of Stockholders in the year 2007 and until their successors are duly elected and qualified;

(2) to approve an amendment to the Company’s certificate of incorporation increasing the number of authorized shares of the Company’s Common Stock from 50,000,000 to 100,000,000;

(3) to approve the adoption of the Company’s 2006 Long Term Stock Incentive Plan;

(4) to ratify the appointment of KPMG LLP as the Company’s independent registered public accountants for the year ended December 31, 2006; and

(5) to transact such other business as may properly come before the meeting and any adjournment or postponement thereof.
      Only stockholders of record at the close of business on March 8, 2006 (the “Record Date”) will be entitled to notice of, and to vote at, the 2006 Annual Meeting, or any adjournment thereof, notwithstanding the transfer of any stock on the books of the Company after the Record Date. A list of these stockholders will be open for examination by any stockholder for any purpose germane to the 2006 Annual Meeting for a period of ten (10) days prior to the meeting at the Company’s principal executive offices at 201 St. Charles Ave., Suite 3400, New Orleans, Louisiana 70170.

By Order of the Board of Directors,

John H. Peper
Executive Vice President, General Counsel
and Corporate Secretary
New Orleans, Louisiana
April 4, 2006
PLEASE RETURN THE ENCLOSED PROXY CARD TODAY, WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING IN PERSON. STOCKHOLDERS WHO ATTEND THE 2006 ANNUAL MEETING MAY REVOKE THEIR PROXIES AND VOTE IN PERSON.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS To Be Held On May 4, 2006
PROXY STATEMENT
ABOUT THE 2006 ANNUAL MEETING
OWNERSHIP OF COMMON STOCK BY MANAGEMENT AND CERTAIN BENEFICIAL OWNERS
MATTERS TO BE PRESENTED TO THE STOCKHOLDERS AT THE 2006 ANNUAL MEETING
CORPORATE GOVERNANCE
EXECUTIVE COMPENSATION AND OTHER MATTERS
Option Grants in Last Fiscal Year
Aggregated Option Exercises During Fiscal 2005 and Option Values as of December 31, 2005
COMPARISON OF 60 MONTH CUMULATIVE TOTAL RETURN* AMONG ENERGY PARTNERS, LTD., THE S&P 500 INDEX AND PEER GROUP
OTHER MATTERS
STOCKHOLDER PROPOSALS FOR THE 2006 ANNUAL MEETING
ENERGY PARTNERS, LTD. DIRECTOR INDEPENDENCE STANDARDS
CERTIFICATE OF AMENDMENT OF THE RESTATED CERTIFICATE OF INCORPORATION OF ENERGY PARTNERS, LTD.
ENERGY PARTNERS, LTD. 2006 LONG TERM STOCK INCENTIVE PLAN

ENERGY PARTNERS, LTD.
201 St. Charles Avenue
Suite 3400
New Orleans, Louisiana 70170
      The 2005 Annual Report to Stockholders, including audited financial statements, is being mailed to stockholders, together with these proxy materials, on or about April 4, 2006.
PROXY STATEMENT
FOR ANNUAL MEETING OF STOCKHOLDERS
To Be Held On May 4, 2006
       This Proxy Statement is furnished to the stockholders of Energy Partners, Ltd. (the “Company”) in connection with the solicitation of proxies by the Board of Directors of the Company (the “Board of Directors” or the “Board”) for use at the Annual Meeting of Stockholders of the Company to be held on Thursday, May 4, 2006 at the Hotel InterContinental New Orleans, Vieux Carré B Room, 444 St. Charles Ave., New Orleans, Louisiana 70130 at 9:00 a.m., Central Daylight Time (the “2006 Annual Meeting” or the “Meeting”), or at any adjournment or postponement thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders.
ABOUT THE 2006 ANNUAL MEETING
Voting Procedures
      Stockholders of record at the close of business on March 8, 2006 (the “Record Date”) will be entitled to vote at the Meeting. On the Record Date, there were outstanding and entitled to vote 38,018,014 shares of the Company’s Common Stock (the “Company Shares” or the “Common Stock”). The holders of a majority of the Company Shares issued and outstanding and entitled to vote at the Meeting, present in person or represented by proxy, will constitute a quorum. The person(s) whom the Company appoints to act as inspector(s) of election will treat all Company Shares represented by a returned, properly executed proxy as present for purposes of determining the existence of a quorum at the Meeting. The Company Shares present at the meeting, in person or by proxy, that are abstained from voting will be counted as present for determining the existence of a quorum.
      Each of the Company Shares will entitle the holder to one vote. Cumulative voting is not permitted. Directors are elected by a plurality of the votes of the shares present in person or represented by proxy and entitled to vote at the meeting, the amendment to the certificate of incorporation requires the affirmative vote of the majority of shares outstanding and the adoption of our 2006 Long Term Stock Incentive Plan requires an affirmative vote of the majority of votes present in person or represented by proxy and entitled to vote. Other than with respect to the election of directors, an abstention is counted as a vote against a matter to be presented at the Meeting. A broker non-vote is not entitled to be voted and, other than with respect to the amendment to our certificate of incorporation, will not affect the outcome on any proposal in the Proxy Statement. A broker “non-vote” occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and the broker has not received voting instructions from the beneficial owner. Votes cast at the meeting will be counted by the inspector(s) of election.
      The Board of Directors is soliciting your proxy on the enclosed Proxy Card to provide you with an opportunity to vote on all matters to come before the meeting, whether or not you attend in person. If you execute and return the enclosed Proxy Card, your shares will be voted as you specify. If you make no specifications, your shares will be voted in accordance with the recommendations of the Board, as set forth below. If you submit a Proxy Card, you may subsequently revoke it by submitting a revised proxy or a written revocation at any time before your original proxy is voted. You may also attend the meeting in person and vote in person by ballot, which would cancel any proxy you previously gave.
      The Board of Directors urges you to vote, and solicits your proxy, as follows:

(1) FOR the election of eleven (11) nominees for membership on the Company’s Board of Directors, Messrs. Bachmann, Bumgarner, Carlisle, Carter, Dawkins, Gershen, Gobe, Herrin, Hiltz and Phillips and Dr. Francis, to serve until the Annual Meeting of Stockholders in the year 2007 and until their successors are duly elected and qualified;

(2) FOR the amendment to the Company’s certificate of incorporation increasing the number of authorized shares of the Company’s Common Stock from 50,000,000 to 100,000,000;

(3) FOR the adoption of the Company’s 2006 Long Term Stock Incentive Plan;

(4) FOR the ratification of the appointment of KPMG LLP as the Company’s independent registered public accountants for the year ending December 31, 2006; and

(5) At the discretion of the designated proxies named on the enclosed Proxy Card, on any other matter that may properly come before the 2006 Annual Meeting, and any adjournment or postponement thereof.
Proxy Solicitation
      Your proxy is being solicited by and on behalf of the Board of Directors of the Company. The expense of preparing, printing and mailing proxy solicitation materials will be borne by the Company. In addition to solicitation of proxies by mail, certain directors, officers, representatives and employees of the Company may solicit proxies by telephone and personal interview. Such individuals will not receive additional compensation from the Company for solicitation of proxies, but may be reimbursed by the Company for reasonable out-of-pocket expenses in connection with such solicitation. In addition, D.F. King & Co. has been retained to aid in the solicitation at an estimated fee of $8,000. Banks, brokers and other custodians, nominees and fiduciaries also will be reimbursed by the Company, as necessary, for their reasonable expenses for sending proxy solicitation materials to the beneficial owners of Common Stock.

OWNERSHIP OF COMMON STOCK BY
MANAGEMENT AND CERTAIN BENEFICIAL OWNERS
      The following table shows the number of shares of Common Stock beneficially owned by each director; by the Company’s chief executive officer; by the four other most highly compensated executive officers of the Company; by all directors and executive officers as a group; and by such persons known to the Company to own beneficially more than five (5%) of the outstanding Common Stock of the Company.
      The information set forth below is as of the Record Date and is based upon information supplied or confirmed by the named individuals:

		Percent of
	Common	Common
Beneficial Owner	Shares	Shares(1)

Richard A. Bachmann(2)	2,906,935	7.6
John C. Bumgarner, Jr.(3)	56,699	*
Jerry D. Carlisle(4)	22,011	*
Harold D. Carter(3)	47,025	*
Enoch L. Dawkins(5)	14,686	*
T. Rodney Dykes(6)	52,479	*
Dr. Norman C. Francis(7)	7,892	*
Robert D. Gershen(3)	49,086	*
Phillip A. Gobe(8)	32,315	*
William R. Herrin, Jr.(7)	8,112	*
William O. Hiltz(9)	114,105	*
David R. Looney(8)	16,226	*
John H. Peper(10)	259,605	*
John G. Phillips(3)	44,583	*
All directors and executive officers as a group (14 persons)	3,631,760	9.4
FMR Corp., 82 Devonshire Street, Boston, MA 02109(11)	2,493,600	6.6

*	Represents beneficial ownership of less than 1%.

(1)	Percentage ownership of a holder or class of holders is calculated by dividing (1) the number of shares of Common Stock, including restricted shares, outstanding attributed to such holder or class of holders, as the case may be, plus the total number of shares of Common Stock underlying options exercisable and restricted share units that vest within sixty days from March 8, 2006 and warrants held by such holder or class of holders, as the case may be, by (2) the total number of shares of Common Stock outstanding plus the total number of shares of Common Stock underlying options exercisable and restricted share units that vest within sixty days from March 8, 2006 and warrants held by such holder or class of holders, as the case may be, but not Common Stock underlying such securities held by any other person.

(2)	Based on an amended Schedule 13G and ownership reports filed with the Securities and Exchange Commission. Includes 885,898 shares of Common Stock pledged to support obligations incurred in three separate transactions under a Forward Purchase Agreement. Mr. Bachmann retains voting rights with respect to these shares. The number of shares to be delivered commencing in June 2007 pursuant to such agreement will be based on the market price of the Company’s Common Stock and will not exceed 885,898 shares. Mr. Bachmann has the right to deliver cash instead of shares of Common Stock. Also includes (i) 327,335 shares of Common Stock underlying options granted to Mr. Bachmann under our Amended and Restated 2000 Long Term Stock Incentive Plan, which may be exercised within 60 days from March 8, 2006, (ii) 1,543 shares of Common Stock beneficially owned by Mr. Bachmann and held in trust by the Energy Partners, Ltd. 401(k) Plan and (iii) 1,000 shares beneficially owned by

Mr. Bachmann’s wife. The address for Mr. Bachmann is Energy Partners, Ltd., 201 St. Charles Avenue, Suite 3400, New Orleans, Louisiana 70170.

(3)	Includes 24,932 shares of Common Stock underlying options exercisable, and 1,973 restricted share units vesting, within 60 days of March 8, 2006 granted under our Amended and Restated 2000 Stock Incentive Plan for Non-Employee Directors to each of Messrs. Bumgarner, Carter, Gershen and Phillips. Also includes 14,149 and 1,993 phantom shares accrued for Messrs. Bumgarner and Gershen under our Stock and Deferral Plan for Non-Employee Directors.

(4)	Includes 14,932 shares of Common Stock underlying options exercisable, and 1,973 restricted share units vesting, within 60 days of March 8, 2006 granted to Mr. Carlisle under our Amended and Restated 2000 Stock Incentive Plan for Non-Employee Directors. Includes 500 shares of Common Stock beneficially owned by Mr. Carlisle’s wife of which Mr. Carlisle disclaims beneficial ownership.

(5)	Includes 10,932 shares of Common Stock underlying options exercisable, and 1,973 restricted share units vesting, within 60 days of March 8, 2006 granted to Mr. Dawkins under our Amended and Restated 2000 Stock Incentive Plan for Non-Employee Directors.

(6)	Includes 45,334 shares of Common Stock underlying options exercisable within 60 days of March 8, 2006 granted to Mr. Dykes under our Amended and Restated 2000 Long Term Stock Incentive Plan. Also includes 1,242 shares of Common Stock beneficially owned by Mr. Dykes and held in trust by the Energy Partners, Ltd. 401(k) Plan.

(7)	Includes 4,932 shares of Common Stock underlying options exercisable, and 1,973 restricted share units vesting, within 60 days of March 8, 2006 granted under our Amended and Restated 2000 Stock Incentive Plan for Non-Employee Directors to each of Dr. Francis and Mr. Herrin. Also includes 988 phantom shares accrued for Mr. Herrin under our Stock and Deferral Plan for Non-Employee Directors.

(8)	Includes 31,834 and 15,800 shares of Common Stock underlying options exercisable within 60 days of March 8, 2006 granted to Messrs. Gobe and Looney under our Amended and Restated 2000 Long Term Stock Incentive Plan. Also includes 481 and 426 shares of Common Stock beneficially owned by Messrs. Gobe and Looney and held in trust by the Energy Partners, Ltd. 401(k) Plan.

(9)	Includes 8,932 shares of Common Stock underlying options exercisable, and 1,973 restricted share units vesting, within 60 days of March 8, 2006 granted under our Amended and Restated 2000 Stock Incentive Plan for Non-Employee Directors to Mr. Hiltz, and 3,201 phantom shares accrued for Mr. Hiltz under our Stock and Deferral Plan for Non-Employee Directors.

(10)	Includes 118,300 shares of Common Stock underlying options exercisable, and 15,000 restricted shares vesting, within 60 days of March 8, 2006 granted to under our Amended and Restated 2000 Long Term Stock Incentive Plan, and 116,713 warrants granted in the acquisition of Hall-Houston Oil Company in 2002, which are currently exercisable. Also includes 1,016 shares of Common Stock beneficially owned by Mr. Peper and held in trust by the Energy Partners, Ltd. 401(k) Plan.

(11)	Based on a Schedule 13G filed with the Securities and Exchange Commission on February 14, 2006, for shares held by FMR Corp. FMR Corp. has sole voting power with respect to 202,500 of the shares and sole investment power with respect to 2,493,600 of the shares. The address for FMR Corp. is 82 Devonshire Street, Boston, Massachusetts 02109.
MATTERS TO BE PRESENTED TO THE STOCKHOLDERS AT THE 2006 ANNUAL MEETING
Item 1 — Election of Directors
      At the 2006 Annual Meeting, eleven (11) directors are to be elected, each of whom will serve until the Annual Meeting of Stockholders in the year 2007 and until their respective successors are duly elected and qualified. The persons named as proxies on the enclosed Proxy Card intend to vote FOR the election of each of the eleven (11) nominees listed below, unless otherwise directed.

      The Board has nominated, and the proxies will vote to elect, the following individuals as members of the Board of Directors to serve for a period of one (1) year and until their respective successors are duly elected and qualified: Richard A. Bachmann, John C. Bumgarner, Jerry D. Carlisle, Harold D. Carter, Enoch L. Dawkins, Dr. Norman D. Francis, Robert D. Gershen, Phillip A. Gobe, William R. Herrin, William O. Hiltz and John G. Phillips. Each nominee has consented to be nominated and to serve, if elected.
      Under the Company’s Corporate Governance Guidelines, a majority of the Board must be comprised of directors who are independent under the rules of the New York Stock Exchange. The Board has adopted categorical standards to assist it in making determinations of independence for directors. The standards are attached as Annex A to this Proxy Statement.
      The Board has determined that each of Messrs. Bumgarner, Carlisle, Carter, Gershen, Herrin, Hiltz and Phillips and Dr. Francis is independent. Mr. Bachmann was determined to be not independent because he is our chief executive officer. Mr. Gobe was determined to be not independent because he is our president and chief operating officer. Mr. Dawkins was determined to be not independent because one of his immediate family members (as defined in the New York Stock Exchange rules) is a consulting principal of KPMG LLP, our independent registered public accountant. We have been advised by the New York Stock Exchange that Mr. Dawkins was eligible to remain a member of our Compensation Committee until our annual meeting in 2006 under the Exchange’s director independence transition rules.
      The Board of Directors recommends that you vote “FOR” the election of the eleven (11) nominees: Messrs. Bachmann, Bumgarner, Carlisle, Carter, Dawkins, Gershen, Gobe, Herrin, Hiltz and Phillips and Dr. Francis.
Information About the Nominees
      Richard A. Bachmann, age 61, has been chief executive officer of the Company and chairman of its Board of Directors since the Company’s incorporation in January 1998. Mr. Bachmann began organizing the Company in February 1997 and served as the Company’s president until November 2005. From 1995 to January 1997, he served as director, president and chief operating officer of The Louisiana Land and Exploration Company (“LL&E”), an independent oil and gas exploration company. From 1982 to 1995, Mr. Bachmann held various positions with LL&E, including director, executive vice president, chief financial officer and senior vice president of finance and administration. From 1978 to 1981, Mr. Bachmann was the treasurer of Itel Corporation. Prior to 1978, Mr. Bachmann served with Exxon International, Esso Central America, Esso InterAmerica and Standard Oil of New Jersey. He is also a director of Trico Marine Services, Inc.
      John C. Bumgarner, Jr., age 63, has been a director since January 2000. Mr. Bumgarner is currently serving as managing member of Utica Plaza Management Company, a family-owned real estate company. Mr. Bumgarner was chief operating officer and president of strategic investments for Williams Communications Group, Inc., a high technology company, from May 2001 to November 2002. Williams Communications Group, Inc. filed a Plan of Reorganization with the U.S. Bankruptcy Court for the Southern District of New York in August 2002. Mr. Bumgarner joined The Williams Companies, Inc. in 1977 and served as senior vice president of Williams Corporate Development and Planning and then also served as president of Williams International Company prior to joining Williams Communications Group, Inc. Mr. Bumgarner is also a director of Management Planning Systems, Inc. and Sirenza Microdevices, Inc. Mr. Bumgarner is a former treasurer of Skelly Oil.
      Jerry D. Carlisle, age 60, has been a director since March 2003. Mr. Carlisle has been vice president and director of DarC Marketing, Inc., a family-owned marketing company, since 1997. From 1983 to 1997, Mr. Carlisle was vice president, controller and chief accounting officer of LL&E and, from 1979 to 1983, he held various management positions at LL&E. Mr. Carlisle has a masters of business administration from Loyola University, is a certified public accountant, and serves as a trustee of the Mississippi State University Business School.

      Harold D. Carter, age 67, has been a director since May 1998. Since 1995, Mr. Carter has been an independent oil and natural gas consultant and investment advisor. Mr. Carter is a director of Brigham Exploration Company and Abraxas Petroleum Corp., public oil and gas companies, a director of Longview Energy Company, a privately held oil and gas company, and former president of Sabine Corporation, an independent oil and gas exploration company.
      Enoch L. Dawkins, age 68, has been a director since January 2004. Mr. Dawkins retired from Murphy Exploration and Production Co., where he served as president from 1991 until 2003. From 1964 until 1991, Mr. Dawkins held various operational, marketing and managerial positions at Ocean Drilling and Exploration Company, including president from 1989 until its acquisition by Murphy Oil Corporation in 1991. He is also a director of Superior Energy Services, Inc.
      Dr. Norman C. Francis, age 74, has been a director since May 2005. Dr. Francis has served as the President of Xavier University of Louisiana since 1968. Dr. Francis is the chairman of the board for the Southern Education Foundation and for Liberty Bank and Trust, a member of the board of directors of the American Council on Education and a Fellow of The American Academy of Arts and Sciences (inducted 1993).
      Robert D. Gershen, age 52, has been a director since May 1998. Mr. Gershen is president of Associated Energy Managers, LLC, an investment management firm specializing in private equity investments in the energy sector. He is also a managing director of the general partner of Energy Income Fund, an investment fund. In addition, Mr. Gershen serves as the President of Longview Energy Company, a privately held oil and gas company. Since 1989, Mr. Gershen has managed, through Associated Energy Managers, LLC, three funds that invest in energy companies in the United States.
      Phillip A. Gobe, age 53, is standing for election for the first time at the 2006 Annual Meeting. Mr. Gobe was appointed a director by the Board in November 2005. Mr. Gobe joined the Company in December 2004 as chief operating officer and became president in May 2005. Mr. Gobe has over 28 years of energy industry experience and was with Nuevo Energy Company as chief operating officer from February 2001 until its acquisition by Plains Exploration & Production Company in May 2004. Mr. Gobe’s primary responsibilities were managing Nuevo’s domestic and international exploitation and exploration operations. Prior to his position with Nuevo, Mr. Gobe had been the Senior Vice President of Production for Vastar Resources, Inc. since 1997. From 1976 to 1997, Mr. Gobe worked for Atlantic Richfield Company and its subsidiaries in positions of increasing responsibility, primarily in the Gulf of Mexico and Alaska.
      William R. Herrin, Jr., age 71, has been a director since May 2005. Mr. Herrin served in a number of capacities for Chevron Corporation, most recently as Vice President and General Manager, Gulf of Mexico Production Business Unit, Chevron U.S.A. Production Co. from July 1992 until his retirement in 1998.
      William O. Hiltz, age 54, has been a director since November 2000. Mr. Hiltz is a senior managing director of Evercore Partners and has been since joining that firm in October 2000. From April 1995 until October 2000, Mr. Hiltz was a managing director and head of the global energy group for UBS Warburg LLC and its predecessor firms, SBC Warburg Dillon Read and Dillon, Read & Co. Inc.
      John G. Phillips, age 83, has been a director since May 1998. Since 1995, Mr. Phillips has been an independent financial consultant. Mr. Phillips is former chairman, president and chief executive officer of LL&E and, since 1972, continues to serve as a director of the Whitney National Bank and Whitney Holding Corporation. Mr. Phillips retired from LL&E in 1985.
Item 2 — Amendment to the Company’s Certificate of Incorporation
      The Company’s Certificate of Incorporation, as currently in effect, authorizes the Company to issue up to 50,000,000 shares of Common Stock, par value $0.01 per share, and up to 1,700,000 shares of Preferred Stock, par value $1.00 per share. The Board has proposed an increase in the number of authorized shares of the Common Stock of the Company. Upon the approval by the stockholders and then the filing with the Delaware Secretary of State of an amendment to the Certificate of Incorporation, a copy of which is attached as Annex B to this Proxy Statement, the Company will be authorized to issue 100,000,000 shares of Common

Stock, $0.01 par value per share. The amendment will become effective on the date it is filed with the Delaware Secretary of State.
      On the Record Date, the Company had 38,018,014 shares of Common Stock outstanding and 6,999,359 shares reserved for possible future issuance under two stock incentive plans and outstanding warrants of the Company. The additional Common Stock would be available for issuance from time to time as determined by the Board for any proper corporate purpose, and will allow the Company greater flexibility to consider future acquisitions and financings involving stock, as well as stock splits and similar transactions. The Board has no immediate plans, understandings, agreements or commitments to issue additional shares of Common Stock for any purpose in a transaction in which the Company’s stockholders would not have an opportunity to vote upon the transaction. However, the increase in the number of authorized shares of Common Stock would enable the Company to promptly take advantage of market conditions and the availability of favorable opportunities without the delay and expense associated with holding a special meeting of stockholders at that time. Any future issuances will remain subject to separate stockholder approval if required under Delaware corporate law and/or the New York Stock Exchange listing standards.
      In addition to the corporate purposes discussed above, the authorization of additional capital stock, under certain circumstances, may have an anti-takeover effect, although this is not the intent of the Board. For example, it may be possible for the Board to delay or impede a takeover or transfer of control of the Company by causing such additional authorized shares to be issued to holders who might side with the Board in opposing a takeover bid that the Board determines is not in the best interests of the Company and our stockholders. However, the Board is not aware of any attempt to take control of the Company and the Board did not propose the increase in the Company’s authorized capital stock with the intent that it be utilized as a type of anti-takeover device.
      The relative voting and other rights of holders of the Common Stock will not be altered by the authorization of additional shares of Common Stock. Each share of Common Stock will continue to entitle its owner to one vote. As a result of the increased authorization, the potential number of shares of Common Stock outstanding will be increased.
      The amendment to the Certificate of Incorporation requires the affirmative vote of the holders of the majority of the outstanding shares of Common Stock.
      The Board of Directors unanimously recommends that you vote “FOR” the amendment to the Company’s Certificate of Incorporation.
Item 3 — Adoption of the 2006 Long Term Stock Incentive Plan
      The 2006 Long Term Stock Incentive Plan (the “2006 Plan”) is designed to enable qualified employees and consultants of the Company to acquire or increase their ownership of Common Stock on reasonable terms. The purposes of the 2006 Plan are to advance the interests of Energy Partners, Ltd. and its stockholders by providing a means to attract, retain, and motivate employees of the Company, its subsidiaries and affiliates upon whose judgment, initiative and efforts the continued success, growth and development of the Company is dependent. As of March 31, 2006, 104,414 shares remained available for grant under the Amended and Restated 2000 Long Term Stock Incentive Plan (the “Prior Plan”). Also as of March 31, 2006, 285,000 shares remained available for grant under the Amended and Restated 2000 Stock Incentive Plan for Non-Employee Directors, and there were outstanding 2,112,572 stock options with an average exercise price of $17.02 and an average remaining term of 7.77 years, 347,590 performance shares and 767,466 restricted shares and restricted stock units.
      The Board has reserved 2,500,000 shares of Common Stock, plus any shares available for grant under the Prior Plan on the effective date of the 2006 Plan and as may be increased as described under “Adjustments” below, for grant pursuant to the 2006 Plan. The terms and conditions of any option or stock grant would be determined by the Compensation Committee of the Board of Directors. The Board and the Compensation Committee have granted an aggregate of 42,309 restricted stock units to our executive officers, subject to stockholder approval of the 2006 Plan.

      A summary of the 2006 Plan is set forth below. This summary is qualified in its entirety by the full text of the 2006 Plan, which is attached to this Proxy Statement as Annex C.
Summary of the Plan

Administration
      The 2006 Plan will be administered by the Compensation Committee of the Board of Directors. All of the members of the Compensation Committee are (i) “Non-Employee Directors” as defined in Rule 16b-3 adopted pursuant to the Exchange Act, (ii) “outside directors” within the meaning of Section 162(m) of the Internal Revenue Code and (iii) independent under the rules of the New York Stock Exchange (provided, however, that the mere fact that the Compensation Committee fails to meet one of these requirements will not invalidate an award otherwise made under the 2006 Plan).
      The Compensation Committee will have the authority to designate participants, designate affiliates, determine the type or types of awards to be granted to each participant and the number, terms and conditions thereof; establish, adopt or revise any rules and regulations as it may deem advisable to administer the 2006 Plan; accelerate the exercisability or vesting of any award; extend the period during which an award is exercisable; and make all other decisions and determinations that may be required under the 2006 Plan.

Eligibility
      The Compensation Committee may select as a participant in the 2006 Plan any employees and consultants including any director who is an employee or consultant to EPL, any subsidiary or an affiliate. A Director who is not an employee is not eligible to receive awards under the 2006 Plan. Awards may be made to employees whether or not they have received prior awards under the 2006 Plan or under any other plan, and whether or not they are participants in our other benefit plans. An award may be granted to an employee or consultant in connection with his or her hiring or retention provided that the award may not become vested or exercisable prior to the date such person first provides services.

Permissible Awards
      The 2006 Plan authorizes the granting of awards in any of the following forms:
      Stock Options. A stock option (“Option”) is the right to purchase, in the future, shares of common stock at a set price. Under the 2006 Plan, an Option may be (i) an Incentive Stock Option (“ISO”), which is any Option intended to be and designated as an incentive stock option within the meaning of Section 422 of the Code; or (ii) a Non-Qualified Stock Option (“NQSO”), which is any Option that is not an ISO. The purchase price of shares subject to any Option must not be less than the fair market value of a share on the date of the grant of the Option. Fair market value is defined as the closing price of the common stock on the date the grant is made.
      The maximum term of any Option is ten years from the date the Option was granted except in the event of death or disability. The Compensation Committee can fix a shorter period, and can impose such other terms and conditions on the grant of Options as it chooses, consistent with applicable laws and regulations.
      Except for certain antidilution adjustments, the 2006 Plan prohibits (1) amendments to lower the exercise price of outstanding Options and Share Appreciation Rights (“SARs”), (2) exchanges of Options or SARs for other Options or SARs with lower exercise prices, and (3) exchanges of Options or SARs with an exercise price in excess of then fair market value for cash or another award, in each case unless stockholder approval is obtained.
      Share Appreciation Rights. A SAR is the right to receive upon the exercise of each share the excess of (1) the closing price of one share of common stock on the date of the exercise over (2) the exercise price per share of the SAR, as determined by the Committee as of the date of the grant of the SAR (which shall not be less than the fair market value of the share on the date of the grant of the SAR).

      The maximum term of any SAR is ten years from the date the SAR was granted except in the event of death or disability. The Compensation Committee can fix a shorter period, and can impose such other terms and conditions on the grant of SARs as it chooses, consistent with applicable laws and regulations.
      Performance Shares and Performance Units. Performance Shares and Performance Units are the right to receive shares, cash or a combination of shares and cash upon the achievement of pre-established performance goals as specified by the Compensation Committee. The performance goal or goals that may be selected by the Compensation Committee are described below under the heading “Performance Awards.” Except as otherwise determined by the Compensation Committee, upon the termination of the participant’s employment or consulting services with EPL, its subsidiaries and its affiliates during the performance period, Performance Shares and Performance Units for which the performance period was prescribed will be forfeited.
      Restricted Shares. A Restricted Share is an award of a share of common stock subject to certain restrictions and conditions imposed by the Compensation Committee, which may include the attainment of specified performance goals. Restricted Shares restrict transfer of the shares received and affect the timing of the realization of tax consequences on the transaction. Except as otherwise determined by the Compensation Committee, participants receiving Restricted Shares shall have all of the rights of a stockholder, including the right to vote Restricted Shares and receive dividends thereon. Except as otherwise determined by the Compensation Committee, upon the termination of the participant’s employment or consulting services with EPL, its subsidiaries and its affiliates during the applicable restriction period, Restricted Shares and any accrued but unpaid dividends (see below) will be forfeited.
      Dividends paid on Restricted Shares shall be either paid at the dividend payment date, or deferred (with or without the crediting of interest or earnings equivalents thereon as determined by the Compensation Committee) for payment to such date as determined by the Compensation Committee, and may be subject to such forfeiture conditions as the Compensation Committee may prescribe.
      Restricted Share Units. A Restricted Share Unit is the right to receive shares or cash at the end of a specified deferral period. In addition, Restricted Share Units are subject to such restrictions as the Compensation Committee may impose, which may include the attainment of specified performance goals, which restrictions may lapse at the expiration of the deferral period or at earlier or later specified times, as the Compensation Committee may determine. Except as otherwise determined by the Compensation Committee, upon the termination of the participant’s employment or consulting services with EPL, its subsidiaries and its affiliates during the applicable deferral period or upon failure to satisfy any other conditions precedent to the delivery of the shares, Restricted Share Units that are at that time subject to deferral or restriction will be forfeited.
      Unless otherwise determined by the Compensation Committee, Dividend Equivalents (see below) on the specified number of shares covered by a Restricted Share Unit shall be either paid at the dividend payment date, or deferred with respect to such Restricted Share Unit and the amount or value thereof automatically deemed reinvested in additional Restricted Share Units or other awards, as determined by the Compensation Committee.
      Dividend Equivalents. A Dividend Equivalent is the right to receive cash, shares, or other property equal in value to dividends paid with respect to a specified number of shares. Dividend Equivalents may be awarded on a free-standing basis or in connection with another award, and may be paid currently or on a deferred basis.
      Other Share-Based Awards. The Committee is authorized, subject to limitations under applicable law, to grant such other share-based awards as deemed to be consistent with the purposes of the Plan.

Performance Awards
      If the Compensation Committee determines that an award of Performance Shares, Performance Units, Restricted Shares, Restricted Share Units or other Share-Based Awards should qualify under the performance-based exception to the $1.0 million cap on deductibility under Section 162(m) of the Code, the grant, vesting, exercise and/or settlement shall be contingent upon the achievement of pre-established performance goals as specified by the Compensation Committee. These pre-established performance goals are based on one or more of the following business criteria for the Company and/or for specified subsidiaries or affiliates or other business units or lines of business of the Company: (1) total stockholder return; (2) earnings; (3) earnings per share; (4) reserve replacement, which may include acquisitions; (5) increase in value of proved reserves and other reserve-based measures; (6) operating income; (7) net income; (8) pro forma net income; (9) return on stockholders’ equity; (10) return on designated assets; (11) net asset value; (12) economic value added; (13) revenues; (14) expenses; (15) operating profit margin; (16) operating cash flow; (17) cash flow per share; (18) production growth; (19) finding and development costs, which may include results from acquisitions; (20) lease operating expense per barrel of oil equivalent, which may be adjusted for inflation; (21) stock price performance; (22) return on investment; and (23) net profit margin. Achievement of performance goals in respect of such awards shall be measured over a performance period, as specified by the Compensation Committee, including in absolute terms, as a goal relative to performance in prior periods, or as a goal compared to the performance of one or more comparable companies or an index covering multiple companies.

Shares Available for Awards
      The maximum number of shares of common stock which may be used in connection with awards under the 2006 Plan is 2,500,000, plus any shares available for grant under the Prior Plan on the effective date of the 2006 Plan, as may be increased as described under “Adjustments” below; provided that any shares granted as Options or SARs shall be counted against the number of shares reserved and available as one (1) share for each one (1) share granted, regardless of the number of actual shares issued in settlement of SARs at the time of exercise, and any shares granted as awards other than Options or SARs shall be counted against this number as one and one half (1.5) shares for every one (1) share granted.
      Awards granted by the Company in assumption of, or in substitution or exchange for, awards previously granted, or the right or obligation to make future awards, by a company acquired by the Company or any subsidiary or with which the Company or any subsidiary combines shall not reduce the shares authorized for grant under the 2006 Plan or authorized for grant to a participant in any period. Subject to meeting certain conditions, in the event that a company acquired by the Company or any subsidiary or with which the Company or any subsidiary combines has shares available under a pre-existing plan approved by stockholders and not adopted in contemplation of such acquisition or combination, the shares available for grant pursuant to the terms of such pre-existing plan may be used for awards under the 2006 Plan and shall not reduce the shares authorized for grant under the 2006 Plan.
      The maximum number of shares with respect to which Options or SARs may be granted during any 36 month period to any participant under the 2006 Plan shall be 1,000,000 shares. The maximum number of shares reserved for issuance in connection with ISOs shall be limited to 2,500,000 shares. The maximum number of shares that may be granted during any 36 month period to any participant in connection with stock-based awards other than stock options and SARs intended to qualify as performance-based compensation within the meaning of Section 162(m)(4)(C) of the Code shall be limited to 1,000,000 shares or the equivalent.
      The maximum amount payable upon settlement of cash-based awards designed to qualify under the performance-based compensation exception under Section 162(m) of the Code granted under the 2006 Plan for any calendar year to any participant shall not exceed $5,000,000.
      The Company established a policy limiting our average annual “burn rate” with respect to equity awards under the 2006 Plan to no more than 2.5% of our shares outstanding. This policy will be applied to grants made in the 2006, 2007 and 2008 calendar years. The burn rate will be calculated by dividing the number of Stock Options, Restricted Shares, Restricted Share Units and stock-settled SARs granted, and performance shares and stock-settled performance units paid, during each fiscal year by the number of basic shares outstanding at the end of the fiscal year. SARs settled in cash will not be included in the calculation of burn rate. For the purposes of the calculation, one full value share equals two option shares.

Adjustments
      In the event of a stock split, stock dividend, reverse split, reorganization, merger, spin-off, repurchase, share exchange, extraordinary distribution, recapitalization, combination or consolidation or other similar corporate transaction affecting shares of the Company, the Compensation Committee may make such equitable adjustments as it deems appropriate in the share authorization limits and in outstanding awards.
      If any awards under the 2006 Plan or the Prior Plan are forfeited, canceled, terminated, exchanged or surrendered, any shares counted against the number of shares reserved and available under the 2006 Plan with respect to such award shall, to the extent of any such forfeiture, settlement, termination, cancellation, exchange or surrender, again be available for awards under the 2006 Plan.

Change of Control
      The Compensation Committee may include in awards under the 2006 Plan provisions governing the effect of a change of control of the Company (as defined by the Compensation Committee in the award) on the award, which effect may occur by reason of the change of control alone or may require also the occurrence of another event (such as a termination of employment under specified circumstances).

Termination, Suspension and Modification
      The Board of Directors may, at any time, terminate, suspend, alter or amend the 2006 Plan. Any amendment or modification of the 2006 Plan for which stockholder approval is required by applicable rule or regulation of any governmental regulatory body, or under the rules of any stock exchange in which the shares are listed, shall be subject to the approval of our stockholders. No termination, suspension or modification of the 2006 Plan may adversely affect any award previously granted under the 2006 Plan without the written consent of the participant. No awards may be granted under the 2006 Plan after May 4, 2016.

Withholding Taxes
      The Company may withhold, or require a participant to remit to the Company, an amount sufficient to satisfy any federal, state or local withholding tax requirements associated with awards under the 2006 Plan.

Foreign Employees
      The Compensation Committee may grant awards to eligible persons who are foreign nationals, who are located outside the United States, or who are otherwise subject to (or could cause the Company to be subject to) legal or regulatory provisions of countries or jurisdictions outside the United States, on such terms and conditions different from those specified in the 2006 Plan as may, in the judgment of the Compensation Committee, be necessary or desirable to foster and promote achievement of the purposes of the 2006 Plan, and, in furtherance of such purposes, the Compensation Committee may make such modifications, amendments, procedures, or subplans as may be necessary or advisable to comply with such legal or regulatory provisions.

Federal Income Tax Consequences
      The following discussion summarizes the material federal income tax consequences of participation in the 2006 Plan. This discussion is general in nature and does not address issues related to the tax circumstances of any particular employee or director. The discussion is based on federal income tax laws in effect on the date hereof and is, therefore, subject to possible future changes in law. This discussion does not address state, local and foreign tax consequences.

Stock Options
      In general, the grant of an option will not be a taxable event to the recipient and it will not result in a deduction to the Company. The tax consequences associated with the exercise of an option and the subsequent disposition of shares of Common Stock acquired on the exercise of such option depend on whether the option is an NQSO or an ISO.
      Upon the exercise of an NQSO, the participant will recognize ordinary taxable income equal to the excess of the fair market value of the shares of Common Stock received upon exercise over the exercise price. The Company will generally be able to claim a deduction in an equivalent amount. Any gain or loss upon a subsequent sale or exchange of the shares of Common Stock will be capital gain or loss, long-term or short-term, depending on the holding period for the shares of Common Stock.
      Generally, a participant will not recognize ordinary taxable income at the time of exercise of an ISO and no deduction will be available to the Company, provided the option is exercised while the participant is an employee or within three months following termination of employment (longer, in the case of disability or death). If an ISO granted under the Plan is exercised after these periods, the exercise will be treated for federal income tax purposes as the exercise of an NQSO. Also, an ISO granted under the Plan will be treated as an NQSO to the extent it (together with other ISOs granted to the participant by the Company) first becomes exercisable in any calendar year for shares of Common Stock having a fair market value, determined as of the date of grant, in excess of $100,000.
      If shares of Common Stock acquired upon exercise of an ISO are sold or exchanged more than one year after the date of exercise and more than two years after the date of grant of the option, any gain or loss will be long-term capital gain or loss. If shares of Common Stock acquired upon exercise of an ISO are disposed of prior to the expiration of these one-year or two-year holding periods (a “Disqualifying Disposition”), the participant will recognize ordinary income at the time of disposition, and the Company will generally be entitled to a deduction, in an amount equal to the excess of the fair market value of the shares of Common Stock at the date of exercise over the exercise price. Any additional gain will be treated as capital gain, long-term or short-term, depending on how long the shares of Common Stock have been held. Where shares of Common Stock are sold or exchanged in a Disqualifying Disposition (other than certain related party transactions) for an amount less than their fair market value at the date of exercise, any ordinary income recognized in connection with the Disqualifying Disposition will be limited to the amount of gain, if any, recognized in the sale or exchange, and any loss will be a long-term or short-term capital loss, depending on how long the shares of Common Stock have been held.
      If an option is exercised through the use of shares of Common Stock previously owned by the participant, such exercise generally will not be considered a taxable disposition of the previously owned shares and, thus, no gain or loss will be recognized with respect to such previously owned shares upon such exercise. The amount of any built-in gain on the previously owned shares generally will not be recognized until the new shares acquired on the option exercise are disposed of in a sale or other taxable transaction.
      Although the exercise of an ISO as described above would not produce ordinary taxable income to the participant, it would result in an increase in the participant’s alternative minimum taxable income and may result in an alternative minimum tax liability.

Restricted Shares
      A participant who receives Restricted Shares will generally recognize ordinary income at the time that they “vest”, i.e., when they are not subject to a substantial risk of forfeiture. The amount of ordinary income so recognized will generally be the fair market value of the Common Stock at the time the shares vest, less the amount, if any, paid for the shares. This amount is generally deductible for federal income tax purposes by the Company. Dividends paid with respect to Common Stock that is nonvested will be ordinary compensation income to the participant (and generally deductible by the Company). Any gain or loss upon a subsequent sale or exchange of the shares of Common Stock, measured by the difference between the sale price and the fair market value on the date the shares vest, will be capital gain or loss, long-term or short-term, depending on the holding period for the shares of Common Stock. The holding period for this purpose will begin on the date following the date the shares vest.

      In lieu of the treatment described above, a participant may elect immediate recognition of income under Section 83(b) of the Code. In such event, the participant will recognize as income the fair market value of the Restricted Shares at the time of grant (determined without regard to any restrictions other than restrictions which by their terms will never lapse), and the Company will generally be entitled to a corresponding deduction. Dividends paid with respect to shares as to which a proper Section 83(b) election has been made will not be deductible to the Company. If a Section 83(b) election is made and the Restricted Shares are subsequently forfeited, the participant will not be entitled to any offsetting tax deduction.

Share Appreciation Rights and Other Awards
      With respect to SARs, Restricted Share Units, Performance Shares, Performance Units, Dividend Equivalents and other awards under the 2006 Plan not described above, generally, when a participant receives payment with respect to any such award granted to him or her under the 2006 Plan, the amount of cash and the fair market value of any other property received will be ordinary income to such participant and will be allowed as a deduction for federal income tax purposes to the Company.
New Plan Benefits
      For services rendered during fiscal 2005 and for employment agreements entered into during 2005, our current executive officers as a group received an aggregate of 681,863 stock options and 72,309 restricted share units (42,309 of which have been granted subject to stockholder approval of the 2006 Plan), and all employees including officers but excluding current executive officers received 10,000 stock options and 144,995 restricted share units. Information regarding grants to the named executive officers can be found under “Executive Compensation and Other Matters.”
Securities Authorized for Issuance Under Equity Compensation Plans
      The following table provides information as of December 31, 2005, with respect to compensation plans under which our equity securities are authorized for issuance.

	Number of Securities	Weighted	Number of Securities
	to be Issued upon	Average Exercise	Remaining Available
	Exercise of Outstanding	Price of	for Future Grant
	Options, Warrants	Outstanding	Under Equity
	and Rights(1)	Options(2)	Compensation Plans

Equity compensation plans approved by stockholders(3)	2,997,662	$16.13	666,357
Equity compensation plans not approved by stockholders	—	—	—

(1)	Comprised of 1,828,109 shares subject to issuance upon the exercise of options, 512,924 shares reserved for issuance as performance shares and 656,629 shares to be issued upon the lapsing of restrictions associated with restricted share units.

(2)	Restricted share units and performance shares do not have an exercise price; therefore this only reflects the option exercise price.

(3)	Shares authorized for issuance under the Amended and Restated 2000 Long Term Stock Incentive Plan.
      The Board of Directors unanimously recommends that you vote “FOR” the adoption of the 2006 Long Term Stock Incentive Plan.
Item 4 — Ratification of Appointment of Independent Registered Public Accountants
      The Audit Committee of the Board of Directors is required by law and applicable New York Stock Exchange rules to be directly responsible for the appointment, compensation and retention of the Company’s independent registered public accountants. The Audit Committee has appointed KPMG LLP as the independent registered public accountants for the year ending December 31, 2006. While stockholder ratification is not required by the Company’s By-laws or otherwise, the Board of Directors is submitting the selection of KPMG LLP to the stockholders for ratification as part of good corporate governance practices. If the stockholders fail to ratify the selection, the Audit Committee may, but is not required to, reconsider whether to retain KPMG LLP. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of different independent registered public accountants at any time during the year if it determines that such a change would be in the best interest of the Company and its stockholders.
      The Board of Directors recommends a vote FOR the proposal to ratify the selection of KPMG LLP as the Company’s independent registered public accountants to audit the Company’s consolidated financial statements for the year ending December 31, 2006. The persons designated as proxies will vote FOR the ratification of KPMG LLP as the Company’s independent registered public accountants, unless otherwise directed. Representatives of KPMG LLP are expected to be present at the 2006 Annual Meeting, with the opportunity to make a statement should they choose to do so, and to be available to respond to questions, as appropriate.
CORPORATE GOVERNANCE
The Board of Directors
      The directors hold regular meetings, attend special meetings as required and spend such time on the affairs of the Company as their duties require. The Company’s Corporate Governance Guidelines provide that directors are expected to attend regular Board meetings and the Annual Meeting of Stockholders in person and to spend the time needed and meet as frequently as necessary to properly discharge their responsibilities. During calendar year 2005, the Board of Directors held a total of nine (9) meetings, regular and special. All directors of the Company attended at least seventy-five percent (75%) of the meetings of the Board of Directors and of the committees on which they served during the period. All of the Company’s then current directors who were standing for reelection at the meeting attended the annual meeting of stockholders in 2005.
      The non-management directors meet in executive sessions at least semi-annually and our independent directors meet at least annually, to discuss such matters as they deem appropriate. At least once a year, our non-management directors meet to review the Compensation Committee’s annual review of the chief executive officer. These executive sessions are chaired by the Chairman of the Nominating & Governance Committee. Stockholders may communicate with the non-management directors by following the procedures under “— Communications with Board of Directors.”
Committees of the Board

The Audit Committee
      The Board of Directors has a standing Audit Committee established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, the current members of which are Messrs. Bumgarner, Carlisle (Chairman), Carter and Phillips. The Board of Directors has determined that each of the members of the Audit Committee is “independent” as defined by New York Stock Exchange (“NYSE”) listing standards and the rules of the SEC applicable to audit committee members, and that Mr. Carlisle qualifies as an “audit committee financial expert” as described in Item 401(h) of Regulation S-K. The Audit Committee has a charter under which its primary purpose is to assist the Board in overseeing (1) the integrity of the Company’s financial statements, (2) the independent registered public accountants’ qualifications and independence, (3) the performance of the Company’s internal audit function and independent registered public accountants and (4) the compliance by the Company with legal and regulatory requirements. The Audit Committee is directly responsible for the appointment and compensation of the independent registered public accountants. During fiscal year 2005, the Audit Committee held eight (8) meetings.

The Compensation Committee
      The Board of Directors has a standing Compensation Committee, the current members of which are Messrs. Bumgarner (Chairman), Gershen, Herrin and Phillips. The Compensation Committee has a charter under which its responsibilities and authorities include reviewing the Company’s compensation strategy, reviewing the performance of and approving the compensation for the senior management (other than the chief executive officer), evaluating the chief executive officer’s performance and, either as a committee or together with the other independent directors, determining and approving the chief executive officer’s compensation level. In addition, the committee approves and administers employee benefit plans and takes such other action as may be appropriate or as directed by the Board of Directors to ensure that the compensation policies of the Company are reasonable and fair. The Board of Directors has determined that each member of the Compensation Committee is “independent” as defined by NYSE listing standards. During fiscal year 2005, the Compensation Committee held three (3) meetings.

The Nominating & Governance Committee
      The Board of Directors also has a standing Nominating & Governance Committee, the current members of which are Dr. Francis (Chairman) and Messrs. Carter, Herrin and Hiltz. The Nominating & Governance Committee has a charter under which its responsibilities and authorities include identifying director candidates and recommending director nominees for the next annual meeting of stockholders or for any vacancy on the Board of Directors and recommending members of the Board of Directors to serve on the various committees. In addition, the Nominating & Governance Committee develops and recommends to the Board of Directors the Corporate Governance Guidelines of the Company and is responsible for the oversight of the evaluation of the Board of Directors and management. The Board of Directors has determined that each member of the Nominating & Governance Committee is “independent” as defined by NYSE listing standards. During fiscal year 2005, the Nominating & Governance Committee held two (2) meetings.

Nominee Qualifications
      When seeking candidates for director, the Nominating & Governance Committee may solicit suggestions from incumbent directors, management, stockholders or others. While the Nominating & Governance Committee has authority under its charter to retain a search firm for this purpose, no such firm was utilized in 2005. After conducting an initial evaluation of a potential candidate, the Nominating & Governance Committee will interview that candidate if it believes such candidate might be suitable to be a director. The Nominating & Governance Committee may also ask the candidate to meet with management. If the Nominating & Governance Committee believes a candidate would be a valuable addition to the Board, it will recommend to the full Board that candidate’s election.
      The Nominating & Governance Committee selects each nominee based on the nominee’s skills, achievements and experience. The Nominating & Governance Committee considers a variety of factors in selecting candidates, including, but not limited to the following: independence, wisdom, integrity, an understanding and general acceptance of the Company’s corporate philosophy, valid business or professional knowledge and experience, a proven record of accomplishment with excellent organizations, an inquiring mind, a willingness to speak one’s mind, an ability to challenge and stimulate management and a willingness to commit time and energy.

Communications with Board of Directors
      The Nominating & Governance Committee, on behalf of the Board, reviews letters from stockholders concerning the Company’s annual general meeting and governance process and makes recommendations to the Board based on such communications. Stockholders can send communications to the Board by mail in care of the Corporate Secretary at 201 St. Charles Avenue, Suite 3400, New Orleans, Louisiana 70170, and should specify the intended recipient or recipients. All such communications, other than unsolicited commercial solicitations or communications, will be forwarded to the appropriate director or directors for review. Any such unsolicited commercial solicitation or communication not forwarded to the appropriate director or directors will be available to any non-management director who wishes to review it.

Website Access to Corporate Governance Documents
      Copies of the charters for the Audit Committee, the Compensation Committee and the Nominating & Governance Committee, as well as the Company’s Corporate Governance Guidelines and Code of Business Conduct and Ethics (the “Code”), are available free of charge on the Company’s website at www.eplweb.com or by writing to Investor Relations, Energy Partners, Ltd., 201 St. Charles Avenue, Suite 3400, New Orleans, Louisiana 70170. The Company will also post on its website any amendment to the Code and any waiver of the Code granted to any of its directors or executive officers.
Compensation of Directors
      Non-employee directors receive an annual retainer of $30,000 and meeting fees of $2,000 for each Board meeting, and $1,500 for each committee meeting, attended (even if held on the same date). The Chairman of the Audit Committee receives an additional $15,000 per year, each other Audit Committee member receives an additional $5,000 per year and the Chairman of each of the Compensation Committee and the Nominating & Governance Committee receives an additional $10,000 per year. Meeting fees are paid in cash. Retainer fees are paid in shares of Common Stock (valued at fair market value); provided that a director may elect to receive up to 50% of such retainer fees in cash. Directors may defer all or a portion of their retainer and meeting fees. Directors are also reimbursed for their reasonable expenses in connection with attending Board of Director meetings and other Company events.
      Our Amended and Restated 2000 Stock Incentive Plan for Non-Employee Directors provides for grants of stock options and restricted share units to members of the Board of Directors who are not employees of the Company or any subsidiary. The size of any grants of stock options and restricted share units to non-employee directors, including to new directors, will be determined annually, based on the analysis of an independent compensation consultant. Based on such analysis, the Compensation Committee recommended, and the Board approved, the grant of 6,500 stock options and 3,000 restricted stock units to each non-employee director on the date of the 2006 Annual Meeting. All stock options granted under the plan will have a per share exercise price equal to the fair market value of a share of Common Stock on the date of grant (as determined by the committee appointed to administer the plan). Stock options and restricted share units become 100% vested on the first anniversary of the date of grant provided the eligible director continues as a director of the Company throughout that one-year period. Prior to the first anniversary of the date of grant, an eligible director shall be vested in the pro rata number of options or restricted share units based on the number of days during that year that the eligible director served. Stock options expire on the earlier of (i) ten years from the date of grant or (ii) 36 months after the optionee ceases to be a director for any reason. The total number of shares of our Common Stock that may be issued under the plan is 500,000, subject to adjustment in the case of certain corporate transactions and events.

EXECUTIVE COMPENSATION AND OTHER MATTERS
Summary Compensation
      The following table sets forth certain summary information for the prior three years concerning the compensation earned by the Company’s Chief Executive Officer (Mr. Bachmann) and our four other most highly compensated executive officers who earned in excess of $100,000 for services rendered in 2005.

				Long Term Compensation Awards(1)

					Securities	Long Term
				Restricted	Underlying	Incentive
				Share	Options/	Plan	All Other
Name and Principal Position	Year	Salary($)	Bonus($)	Award(s)($)	SARs(#)	Payouts(#)	Compensation($)(2)

Richard A. Bachmann	2005	415,000	915,000	382,571	111,930	17,777	17,352
Chairman and Chief	2004	392,000	600,000	—	62,000	—	6,853
Executive Officer(3)	2003	372,000	500,000	—	200,000	—	9,096
Phillip A. Gobe	2005	300,000	199,000	255,721	174,817	—	109,748
President and Chief	2004	21,538	100,000	758,800	95,500	—	127
Operating Officer(3)(4)(5)
David R. Looney	2005	209,821	366,950	885,248	191,007	—	144,023
Executive Vice President and Chief Financial Officer(3)(4)(6)
John H. Peper	2005	227,000	129,970	103,456	130,271	7,778	13,715
Executive Vice President,	2004	212,000	200,000	—	13,400	—	35,836
General Counsel and	2003	201,500	175,000	—	33,500	—	4,495
Corporate Secretary(3)(7)
T. Rodney Dykes	2005	206,000	120,600	81,464	73,838	4,445	13,012
Senior Vice President —	2004	202,000	80,000	—	10,000	—	4,675
Production(3)	2003	184,583	160,000	—	26,000	—	12,244

(1)	Under the Amended and Restated 2000 Long Term Stock Incentive Plan, all outstanding awards will become fully exercisable at the time of a change of control of the Company. See “— Employment Agreements and Change of Control Arrangements” for a summary of the definition of change of control.

(2)	The amounts represent the dollar value of term life insurance premiums paid by us for the benefit of the executive officers, the dollar value of the Company match to the Energy Partners, Ltd. 401(k) Plan on the employees’ behalf, reimbursement of relocation expenses and, in the case of Mr. Dykes, the Company’s contributions to a key employee retention plan. The plan requires that the 401(k) match be held in our Common Stock for a period of three years. For 2005, (i) the life insurance premiums for Messrs. Bachmann, Gobe, Looney, Peper and Dykes were $4,752, $1,518, $198, $1,115 and $652, respectively; (ii) the value of the 401(k) match for Messrs. Bachmann, Gobe, Looney, Peper and Dykes were $12,600, $12,600, $11,025, $12,600 and $12,360, respectively; and (iii) the value of reimbursed relocation expenses for Messrs. Gobe and Looney was $95,630 and $133,800, respectively.

(3)	2005 Bonus awards include amounts to be paid in September 2006 for Messrs. Bachmann, Gobe, Looney, Peper and Dykes of $80,000, $39,000, $26,950, $24,970 and $20,600, respectively, conditioned upon continued employment with the Company at that time. 2005 Restricted Share Awards of restricted stock units include awards granted subject to stockholder approval of the 2006 Plan for Messrs. Bachmann, Gobe, Looney, Peper and Dykes of 16,648, 11,128, 6,486, 4,502 and 3,545 units, respectively. Restricted stock units vest ratably over a three year period. Dividends, if any, will be credited to the accounts of the participants. See “Report of the Compensation Committee on Executive Compensation” for additional information.

(4)	Mr. Gobe commenced employment with us in December 2004 and Mr. Looney commenced employment with us in February 2005. Mr. Gobe became the Company’s President upon his appointment by the Board in May 2005. Mr. Looney became the Company’s Executive Vice President and Chief Financial Officer upon his appointment by the Board in March 2005.

(5)	On December 6, 2004, Mr. Gobe was granted 40,000 restricted share units which vest on December 6, 2007. As of December 31, 2005, Mr. Gobe’s restricted shares, all of which are unvested, had a value of $871,000. Dividends, if any, will be paid on the restricted shares at the same rate paid to all stockholders.

(6)	On February 21, 2005 Mr. Looney was granted 30,000 restricted share units which vest on February 21, 2008. As of December 31, 2005, Mr. Looney’s restricted shares, all of which are unvested, had a value of $653,700. Dividends, if any, will be paid on the restricted shares at the same rate paid to all stockholders. Upon commencement of his employment, Mr. Looney received a payment of $235,000.

(7)	On May 6, 2003, Mr. Peper was granted 15,000 restricted shares for services rendered in 2002, all of which vest on May 6, 2006. As of December 31, 2005, Mr. Peper’s restricted shares, all of which are unvested, had a value of $326,850. Dividends, if any, will be paid on the restricted shares at the same rate paid to all stockholders.
Incentive and Other Employee Benefit Plans
      The table below sets forth information regarding stock options granted to our Chief Executive Officer and our four other most highly compensated executive officers for services rendered during the fiscal year ended December 31, 2005 and includes stock options granted in March 2006. We did not grant any stock appreciation rights for services rendered during 2005.
Option Grants in Last Fiscal Year

	Individual Grants

					Potential Realizable
					Value at Assumed
	Number of	% of Total			Annual Rates of Stock
	Securities	Options			Price Appreciation for
	Underlying	Granted to	Exercise		Option Terms(1)
	Options	Employees in	Price
Name	Granted(#)	Fiscal Year	($/Sh)	Expiration Date	5%($)	10%($)

Richard A. Bachmann(2)(3)	111,930	17%	22.98	March 23, 2016	1,617,612	4,099,347
Phillip A. Gobe(2)(3)(4)	24,939	4%	22.98	March 23, 2016	360,418	913,371
	49,878	7%	22.31	March 16, 2016	699,820	1,773,482
	100,000	5%	26.59	July 22, 2015	1,672,231	4,237,761
David R. Looney(2)(3)(4)(5)	14,536	2%	22.98	March 23, 2016	210,074	532,369
	29,071	4%	22.31	March 16, 2016	407,885	1,033,660
	30,000	4%	24.54	February 21, 2015	462,992	1,173,313
	17,400	3%	27.34	March 17, 2015	299,175	758,169
	100,000	15%	26.59	July 22, 2015	1,672,231	4,237,761
John H. Peper(2)(3)(4)	10,090	1%	22.98	March 23, 2016	145,821	369,538
	20,181	3%	22.31	March 16, 2016	283,152	717,564
	100,000	15%	26.59	July 22, 2015	1,672,231	4,237,761
T. Rodney Dykes(2)(3)(4)	7,946	1%	22.98	March 23, 2016	114,836	291,016
	15,892	2%	22.31	March 16, 2016	222,975	565,062
	50,000	7%	26.59	July 22, 2015	836,115	2,118,881

(1)	The dollar amounts under these columns represent the potential realizable value of the total grant of non-qualified stock options to each of the named executive officers assuming that the market price of the underlying security appreciates in value from the date of grant at the 5% and 10% annual rates prescribed by the SEC. These calculations are not intended to forecast possible future appreciation, if any, of the price of the Company’s Common Stock.

(2)	Options granted on March 23, 2006 have a ten-year term and are exercisable as follows: one-third become exercisable beginning on March 23, 2007, one-third are exercisable beginning on March 23, 2008 and the remainder are exercisable beginning on March 23, 2009.

(3)	Options granted on March 16, 2006 have a ten-year term and are exercisable as follows: one-third become exercisable beginning on March 16, 2007, one-third are exercisable beginning on March 16, 2008 and the remainder are exercisable beginning on March 16, 2009.

(4)	Options granted in July 2005 have a ten-year term and are all exercisable on July 22, 2010.

(5)	Mr. Looney received 30,000 options upon commencement of his employment in February 2005. One third of these options became exercisable on February 21, 2006, one third are exercisable beginning on February 21, 2007 and the remainder are exercisable beginning on February 21, 2008. Mr. Looney’s options granted in March 2005 are exercisable one third on March 17, 2006, one third beginning March 17, 2007 and the remainder beginning on March 17, 2008.
      The table below sets forth information concerning the value of exercised and unexercised stock options held by our Chief Executive Officer and our four other most highly compensated executive officers as of December 31, 2005.
Aggregated Option Exercises During Fiscal 2005
and Option Values as of December 31, 2005

			Number of Securities		Value of Unexercised
			Underlying Unexercised		In-the-Money
			Options at		Options at
		Value	Fiscal Year End(#)		Fiscal Year End($)(2)
	Shares Acquired	Realized
Name	on Exercise(#)	($)(1)	Exercisable	Unexercisable	Exercisable	Unexercisable

Richard A. Bachmann	—	—	288,890	126,444	2,774,588	591,486
Phillip A. Gobe	—	—	16,667	178,833	47,001	93,999
David R. Looney	—	—	—	147,400	—	—
John H. Peper	—	—	106,005	139,178	1,345,310	238,938
T. Rodney Dykes	10,000	124,600	37,556	81,777	404,835	194,388

(1)	Fair market value on date of exercise minus the exercise price of the stock options.

(2)	Based on the positive difference, if any, between the closing sale price of the Company’s Common Stock of $21.79 on December 31, 2005, as reported by the New York Stock Exchange, and the exercise price of such options.
Employment Agreements and Change of Control Arrangements
      Under our offer letter agreement with Mr. Gobe dated October 19, 2004, he is entitled to an annual salary of at least $300,000. In addition, Mr. Gobe received 40,000 restricted share units which vest on the third anniversary of the date of the grant, and ten year options to purchase 50,000 shares of Common Stock, which vest ratably over three years, at an exercise price equal to the market price of the Common Stock on the date of grant. Mr. Gobe’s bonus target is 65% of base salary.
      Under our offer letter agreement with Mr. Looney dated February 9, 2005, he is entitled to an annual salary of at least $245,000. In addition, Mr. Looney received an employment payment of $235,000, 30,000 restricted share units which vest on the third anniversary of the date of the grant, and ten year options to purchase 30,000 shares of Common Stock, which vest ratably over three years, at an exercise price equal to the market price of the Common Stock on the date of grant. Mr. Looney’s bonus target is 55% of base salary.
      Certain of our executive officers, Messrs. Bachmann, Gobe, Looney and Peper, have entered into a Change of Control Severance Agreement (“Severance Agreement”) with the Company. Each Severance Agreement has a three year term, and terminates March 28, 2008. In addition, the Company has a Change of Control Severance Plan (the “Severance Plan” and, together with the Severance Agreements, the “Severance Program”) for certain key employees, including Mr. Dykes. The Severance Plan may be amended or terminated by the Board of Directors in its sole discretion prior to the occurrence of a change of control of the Company.

      The Severance Program provides that, upon the occurrence of a change of control, all equity awards granted to participants will become fully vested, all stock options will become fully exercisable and all restrictions on restricted shares and restricted share units will lapse. With respect to performance shares or other awards contingent on satisfaction of performance measures, the performance cycle will end as of the date of the change of control. In addition, participants in the Severance Program are entitled to receive certain benefits in the event of certain terminations of employment for “good reason” (including terminations by the participant following certain changes in duties, benefits, etc. that are treated as involuntary terminations) occurring within two years after a change of control. An eligible participant would be entitled to receive between one and three times the sum of (i) the participant’s annual rate of base salary for the year of termination and (ii) the participant’s average annual bonus from the Company for the three calendar years preceding the calendar year in which such termination of employment occurs (or, if the participant was employed for less than three years, the greater of the average annual bonus for all of the calendar years such individual was employed and the target bonus for the calendar year of termination). Messrs. Bachmann, Gobe, Looney and Peper are entitled to receive three times, and Mr. Dykes is entitled to receive two times, the sum described in the preceding sentence. Payments are to be paid in a lump sum in cash within 30 days following termination. In addition, participants will continue to receive medical and life insurance benefits in existence at the time of the change of control for a specified period of time (18 months for our executive officers), provided that the participant continues to pay the same portion of the required premium for such coverage as was required prior to termination. If any payments are subject to the excise tax on “excess parachute payments” under Section 280G of the Internal Revenue Code of 1986, payments to the participant will be reduced until no amount payable to the participant would constitute an “excise parachute payment,” provided that no such reduction will be made if the net after-tax payment to which the participant would otherwise be entitled without such reduction would be greater than the net after-tax payment, in each case, after taking into account Federal, state, local or other income and excise taxes, to the participant resulting from the receipt of such payments with such reduction.
      For purposes of the Severance Program and awards under the Amended and Restated 2000 Long Term Stock Incentive Plan and the Amended and Restated 2000 Stock Incentive Plan for Non-Employee Directors, a change of control generally includes any of the following events: (i) an acquisition by any person of 25% or more of the securities entitled to vote in the election of directors, (ii) the current directors, or their approved successors, no longer constitute a majority of the Board of Directors, (iii) a merger or similar transaction is consummated which results in the holders of our Common Stock owning 50% or less of the surviving or transferee entity’s securities entitled to vote generally in the election of directors or (iv) approval of a plan of liquidation or disposition of all or substantially all of our assets.
Report of the Compensation Committee on Executive Compensation
      The following report is submitted by the Compensation Committee for inclusion in this proxy pursuant to the rules of the Securities and Exchange Commission with respect to executive compensation:
      The Compensation Committee (the “Committee”) reviews the general compensation policies of the Company, approves the compensation to be paid to executive officers, other than the Company’s Chief Executive Officer which is approved by the independent members of the Board of Directors based upon the Committee’s recommendation, and administers the Company’s incentive compensation plans. All equity awards are made under benefit plans approved by stockholders. The Committee is composed of four (4) non-employee directors: Messrs. Bumgarner, Gershen, Herrin and Phillips. Mr. Dawkins served as a member of the Compensation Committee until March 2006, when he resigned in accordance with the New York Stock Exchange director independence transition rules.

Philosophy of Compensation
      The objectives of the Company’s compensation program are (i) to attract and retain the best available talent, (ii) to motivate employees to achieve the Company’s goals, (iii) to link employee and stockholder interests through performance rewards and (iv) to provide compensation that can recognize individual contributions to corporate objectives. The Committee’s compensation philosophy is designed so that a substantial component of each employee’s potential annual compensation is dependent upon measurable improvement to stockholder value.
      The Committee based its decisions with respect to performance-measured compensation of our executive officers for services rendered in 2005 based upon these principles and our assessment of each officer’s potential to enhance long term stockholder value. The Committee also considered each executive officer’s current salary and prior year compensation, as well as compensation paid to the executive officer’s peers. The Committee engages an outside compensation consultant to assist it in determining appropriate types and levels of compensation. The Committee expects recommendations from the Company’s Chief Executive Officer but exercises its own judgment and makes its own determination.

Types of Compensation
      The Company provides two main types of compensation to executive officers:

(1) annual compensation, consisting of a market-median base salary and an incentive bonus based in part on the performance of the Company’s Common Stock as well as the attainment of corporate and individual objectives; and

(2) long-term compensation, consisting of stock options, the value of which is directly linked to the value of a share of the Company’s Common Stock, and restricted stock units.

Annual Compensation
      At least once each year, the Committee reviews the Company’s executive compensation program. The annual base salary of each executive is determined by an analysis of the compensation paid to other executive officers in similar positions in the Company’s peer group. Market data is derived from a combination of sources, including published peer group data. A competitive base salary is consistent with the Company’s long-term objectives of attracting and retaining highly qualified, competent executives.
      The incentive bonus is particularly aligned with the interests of the Company’s stockholders. Incentive bonuses are based on quantitative and qualitative factors that the Committee may deem appropriate and the Committee’s assessment of the individual’s performance. While the Committee does not apply a completely formulaic approach, in 2005 the quantitative factors considered consisted of predetermined targets of production growth, reserve replacement, reserve replacement cost, lease operating expense per barrel of oil equivalent (“Loe/ Boe”) and return on capital employed, as well as the increase in value of the Company’s Common Stock. The Committee adjusts the targets for extraordinary events such as significant storms. The Committee also compares the Company’s results against the results of its peer group. A target bonus percentage of base salary is predetermined and periodically reviewed for each executive on the basis of market practices, although these targets can be significantly affected by the Committee’s assessment of individual performance. The Committee targets the 75th percentile for the combination of base salary and incentive bonus when results warrant. In reviewing quantitative factors, the Committee will determine each year whether a threshold level of performance below the Company’s objectives is deserving of any bonus percentage, taking into account external factors beyond the control of the executives. For 2005, the Committee determined that the Company exceeded the return on capital employed target, met its targets for production growth, reserve replacement and Loe/ Boe on a storm-adjusted basis and did not meet its target on reserve replacement cost. The Committee noted that the stock price had also increased over the year. Based on these results, the Committee determined that a bonus of 80% of target with adjustments for individual performance was warranted. In light of the extraordinary efforts of the Company’s employees under the leadership of its executives following Hurricanes Katrina and Rita, the Committee approved additional bonuses for its executives at 20% of target payable in September 2006 based on continued employment. The bonuses for executive officers are set forth under “Executive Compensation and Other Matters — Summary Compensation.” For 2006, the Committee approved production growth, drill bit reserve replacement, drill bit finding and development cost, Loe/ Boe and stock price performance relative to companies of relatively similar size and geographic scope as quantitative factors.

Long-Term Compensation
      The Plan permits the Committee to select the officers and employees of the Company who will receive awards, to determine the types of awards to be granted to each such person and to establish the terms of each award.
      The Committee considers stock options to be an important part of the Company’s long-term incentive program for executive officers as these awards create an alignment of interests with the Company’s stockholders. Stock options have an exercise price equal to fair market value on the date of grant, and generally have a ten year term and vest ratably over three years. If any grantee voluntarily leaves the Company, unvested options are forfeited and vested options must be exercised within 30 days. Unvested options will become immediately exercisable upon a change of control (as defined) of the Company.
      The Committee also determined to grant restricted stock units as part of the Company’s long-term incentive program instead of the performance shares that were previously used. Each restricted stock unit vests ratably over a three year period.
      In determining the appropriate levels of incentive compensation, the Committee reviews comparable compensation, as well as historical share usage and dilution analyses and the fair value of long-term compensation as a percentage of market capitalization, of its peer group. The Committee targets the 75th percentile for long-term compensation when results warrant. The desired dollar amount of long-term compensation is divided equally between stock options and restricted stock units based on the binomial value of the stock options and the market price of Common Stock for restricted stock units. For 2005, the Committee approved awards for our executive officers based on the 50th percentile, and determined to review additional potential awards later in the year when additional peer group data was available. The awards are set forth under “Executive Compensation and Other Matters — Summary Compensation.”

Compensation of the Chief Executive Officer
      The Committee based its recommendations to the independent members of the Board with respect to compensation of our Chief Executive Officer, Richard A. Bachmann, for services rendered in 2005 on the factors discussed above and our assessment of his potential to enhance long term stockholder value. The Committee also considered Mr. Bachmann’s current salary and prior year compensation, as well as compensation paid to his peers. The Committee engaged an outside compensation consultant to assist it in determining appropriate types and levels of compensation. The independent members of the Board concurred with the Committee’s recommendations.
      Mr. Bachmann’s base salary of $415,000 for 2005 was commensurate with the median base salary for chief executive officers of the Company’s peer group. For 2006, Mr. Bachmann’s base salary was increased to $440,000. In March 2006, Mr. Bachmann was granted 111,930 stock options which vest ratably over three years and 16,648 restricted stock units, subject to stockholder approval of the 2006 Plan, which vest ratably over three years. Mr. Bachmann’s bonus target is 100%. In November 2005, Mr. Bachmann was awarded a special bonus of $500,000 and in March 2006 Mr. Bachmann was awarded a bonus of $415,000, of which $80,000 will be paid in September contingent on continued employment.

Policy on Deductibility of Compensation
      Section 162(m) of the Internal Revenue Code of 1986 limits the deductibility for federal income taxes of compensation in excess of $1 million paid to a publicly held company’s chief executive officer and any of the other four highest-paid executive officers, except for “performance-based” compensation. The Committee is aware of this limitation and intends to consider the effects of Section 162(m) on the Company when making compensation decisions.

Compensation Committee

John C. Bumgarner, Chairman
Enoch L. Dawkins, Member
Robert D. Gershen, Member
William R. Herrin, Member
John G. Phillips, Member
Report of the Audit Committee
      The Audit Committee acts under a written charter adopted and approved by the Board of Directors.
      It is not the responsibility of the Audit Committee to plan or conduct audits, to determine that the Company’s financial statements are in all material respects complete and accurate in accordance with generally accepted accounting principles, or to certify the Company’s financial statements. This is the responsibility of management and the independent registered public accountants. It is also not the responsibility of the Audit Committee to guarantee the opinion of the independent registered public accountants or assure compliance with laws and regulations and the Company’s Code of Business Ethics.
      Based on the Audit Committee’s review of the audited financial statements as of and for the fiscal year ended December 31, 2005 and its discussions with management regarding such audited financial statements and management’s assessment of the effectiveness of the Company’s system of internal control over financial reporting, its receipt of written disclosures and the letter from the independent registered public accountants required by Independence Standards Board Standard No. 1, its discussions with the independent registered public accountants regarding such auditor’s independence, the matters required to be discussed by the Statement on Auditing Standards 61, its discussions with the independent registered public accountants regarding its opinion on the effectiveness of the Company’s system of internal control over financial reporting and on management’s assessment of the Company’s system of internal control over financial reporting, and other matters the Audit Committee deemed relevant and appropriate, the Audit Committee recommended to the Board of Directors that the audited financial statements as of and for the fiscal year ended December 31, 2005 be included in the Company’s Annual Report on Form 10-K for such fiscal year.

Fees Billed to the Company by KPMG LLP During Fiscal Years Ended December 31, 2005 and 2004
      Audit Fees. Audit fees (including expenses) billed (or billable) to the Company by KPMG LLP with respect to fiscal 2005 and fiscal 2004 were $460,000 and $481,000, respectively. 2005 audit fees include (i) integrated audit services — $450,000; and (ii) registration statements — $10,000. 2004 audit fees include (i) annual financial statement audit — $160,000; (ii) Sarbanes-Oxley Section 404 Certification — $265,000; and (iii) Registration Statements — $56,000.
      Audit-Related Fees. Audit-related fees (including expenses) billed (or billable) to the Company by KPMG LLP with respect to fiscal 2005 and fiscal 2004 were $15,500 and $15,000, respectively. Such fees were in connection with the Company’s benefit plan audit.
      Tax Fees. There were no tax fees (including expenses) billed by KPMG LLP with respect to fiscal 2005 or fiscal 2004.
      All Other Fees. There were no other fees (including expenses) billed by KPMG LLP with respect to fiscal 2005 and fiscal 2004.

      The Audit Committee believes that the foregoing expenditures are compatible with maintaining the independence of the Company’s public accountants.
      The Audit Committee has adopted procedures for pre-approving all audit and permissible non-audit services provided by the independent registered public accountants. The Audit Committee will annually review and pre-approve the audit, review and attest services to be provided during the next audit cycle by the independent registered public accountants and may annually review and pre-approve permitted non-audit services to be provided during the next audit cycle by the independent registered public accountants. To the extent practicable, the Audit Committee will also review and approve a budget for such services. Services proposed to be provided by the independent registered public accountants that have not been pre-approved during the annual review and the fees for such proposed services must be pre-approved by the Audit Committee or its designated subcommittee. Additionally, fees for previously approved services that are expected to exceed the previously approved budget must also be pre-approved by the Audit Committee or its designated subcommittee. All requests or applications for the independent registered public accountants to provide services to the Company shall be submitted to the Audit Committee or its designated subcommittee by the Chief Financial Officer or Controller and must address whether, in his or her view, the request or application is consistent with applicable laws, rules and regulations relating to auditor independence.

Audit Committee

Jerry D. Carlisle, Chairman
John C. Bumgarner, Member
Harold D. Carter, Member
John G. Phillips, Member

Performance Graph
      The following graph shows a comparison of cumulative return (assuming reinvestment of any dividends) for (i) the Company, (ii) the S&P 500 Index, and (iii) the Company’s peer group. The peer group is composed of twelve (12) independent oil and gas exploration and production companies with activities focused in the Gulf of Mexico region and/or are of relatively similar size (ATP Oil & Gas Corporation, Bois d’Arc Energy, Inc., Cabot Oil & Gas Corporation, Comstock Resources, Inc., Denbury Resources Inc., Houston Exploration Company, Newfield Exploration Company, Remington Oil and Gas Corporation, St. Mary Land & Exploration Company, Stone Energy Corporation, The Meridian Resource Corporation and W&T Offshore, Inc.) which the Company believes compete with the Company and are believed by the Company to be companies that analysts would most likely use to compare with an investment in the Company. One company, Spinnaker Exploration Company, included in our 2004 peer group has been removed in 2005, as it was acquired by another company, and two newly-listed public companies, Bois d’Arc Energy, Inc. and W&T Offshore, Inc. have been added.
COMPARISON OF 60 MONTH CUMULATIVE TOTAL RETURN*
AMONG ENERGY PARTNERS, LTD., THE S&P 500 INDEX AND PEER GROUP

*	$100 invested at the end of each fiscal year ended December 31 — including reinvestment of dividends.

	12/00	12/01	12/02	12/03	12/04	12/05

Energy Partners, Ltd.	100.00	60.10	85.17	110.65	161.35	173.45
S&P 500	100.00	88.12	68.64	88.33	97.94	102.75
Fiscal 2004 Peer Group	100.00	72.03	72.51	93.85	132.74	193.94
Fiscal 2005 Peer Group	100.00	72.03	72.51	93.85	132.74	193.94
Section 16(a) Beneficial Ownership Reporting Compliance
      Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), requires the Company’s executive officers, directors and persons who own more than ten percent (10%) of the Company’s Common Stock to file initial reports of ownership and changes in ownership with the Securities and Exchange Commission. To the Company’s knowledge, with respect to the year ended December 31, 2005, all applicable filings were made timely other than one late report by Mr. Bachmann.

OTHER MATTERS
      Management of the Company is not aware of other matters to be presented for action at the 2006 Annual Meeting. However, if other matters are presented, it is the intention of the persons named in the accompanying proxy card to vote in accordance with their judgment on such matters.
STOCKHOLDER PROPOSALS FOR THE 2006 ANNUAL MEETING
      Stockholder proposals intended to be included in the Proxy Statement relating to the Company’s 2007 Annual Meeting pursuant to Rule 14a-8 (“Rule 14a-8”) under the Exchange Act must be received by the Corporate Secretary of the Company no later than December 1, 2006 and must otherwise comply with Rule 14a-8.
      Any stockholder proposals received outside of the Rule 14a-8 procedure for consideration at the Company’s 2007 Annual Meeting must be delivered to the Corporate Secretary of the Company no later than March 6, 2007, but no earlier than February 4, 2007. If such timely notice of a stockholder proposal is not given, the proposal may not be brought before the 2007 Annual Meeting. If timely notice is given but is not accompanied by a written statement to the extent required by applicable securities laws, the Company may exercise discretionary voting authority over proxies with respect to such proposal, if presented at the 2007 Annual Meeting.
      Stockholder proposals for nominees for directors must comply with the procedures set forth in Section 2.10 of the Company’s By-laws. In order to recommend a nominee for a director position, a stockholder must be a stockholder of record at the time of giving notice and must be entitled to vote at the meeting at which such nominee will be considered. Stockholder recommendations must be made pursuant to written notice delivered to the Secretary at the principal executive offices of the Company (i) in the case of a nomination for election at an annual meeting, not later than 60 days nor earlier than 90 days prior to the first anniversary of the preceding year’s annual meeting; and (ii) in the case of a special meeting at which directors are to be elected, not earlier than the close of business on the 90th day prior to such special meeting and not later than the close of business on the later of the 60th day prior to such special meeting or the tenth day following the day on which public announcement is first made of the date of the meeting and of the nominees proposed by the Board of Directors to be elected at the special meeting. In the event that the date of the annual meeting is changed by more than 30 days from the anniversary date of the preceding year’s annual meeting, the stockholder notice described above will be deemed timely if it is received not earlier than the close of business on the 90th day prior to such annual meeting and not later than the close of business on the later of the 60th day prior to such annual meeting or the tenth day following the day on which public announcement of the date of such meeting is first made.
      The stockholder notice must set forth the following:

•	As to each person the stockholder proposes to nominate for election as a director, (i) the name, age, business address and residence address of the person, (ii) the principal occupation and employment of the person, (iii) the class or series and number of shares of capital stock of the Company which are owned beneficially or of record by the person and (iv) all information relating to such person that would be required to be disclosed in solicitations of proxies for the election of directors pursuant to Regulation 14A under the Exchange Act and Rule 14a-11 thereunder, including such person’s written consent to being named as a nominee and to serving as a director if elected, and

•	As to the nominating stockholder and the beneficial owner, if any, of such stock, (i) such stockholder’s and beneficial owner’s, name and address as they appear on the Company’s books, (ii) the class and number of shares of the Company’s capital stock which are owned beneficially or of record by such stockholder and such beneficial owner, (iii) a description of all arrangements or understandings between such stockholder and each proposed nominee and any other person or persons (including their names) pursuant to which the nomination(s) are to be made by such stockholder, (iv) a representation that such stockholder intends to appear in person or by proxy at the annual meeting to nominate the person named in its notice, (v) a representation whether the stockholder or the beneficial owner, if any, intends or is part of a group which intends to (a) deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Company’s outstanding capital stock required to elect the nominee and/or (b) otherwise solicit proxies from stockholders in support of such nomination and (vi) any other information relating to such stockholder that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Exchange Act, and the rules and regulations promulgated thereunder.

      In addition to complying with the foregoing procedures, any stockholder nominating a director must comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder. Recommendations must also include a written statement from the candidate expressing a willingness to serve.
      Please sign, date, and return your proxy promptly to avoid unnecessary expense. All stockholders are urged, regardless of the number of shares owned, to participate in the 2006 Annual Meeting by returning their proxy in the enclosed business reply envelope.

By Order of the Board of Directors

Richard A. Bachmann
Chairman of the Board and
Chief Executive Officer
New Orleans, Louisiana
April 4, 2006

ANNEX A
ENERGY PARTNERS, LTD.
DIRECTOR INDEPENDENCE STANDARDS
      The Board of Directors of Energy Partners, Ltd. (the “Company”) has adopted the following standards to assist it in making determinations of independence in accordance with the NYSE Corporate Governance rules.
Employment Relationships
      A director will be deemed to be independent unless, within the preceding three years:

•	such director

•	is or was an employee of the Company or any of the Company’s subsidiaries, other than an interim Chairman or Chief Executive Officer or other executive officer;

•	is a current partner of the Company’s internal or external auditor;

•	is a current employee of the Company’s internal or external auditor; or

•	was (but is no longer) a partner or employee of the Company’s internal or external auditor who personally worked on the Company’s audit within that time.

•	any immediate family member of such director

•	is or was an executive officer of the Company or any of the Company’s subsidiaries;

•	is a current partner of the Company’s internal or external auditor;

•	is a current employee of the Company’s internal or external auditor who participates in the firm’s audit, assurance or tax compliance (but not tax planning) practice; or

•	was (but is no longer) a partner or employee of the Company’s internal or external auditor who personally worked on the Company’s audit within that time.
Compensation Relationships
      A director will be deemed to be independent unless, within the preceding three years:

•	such director has received during any twelve-month period more than $100,000 in direct compensation from the Company or any of its subsidiaries other than: (i) director and committee fees; (ii) pension or other forms of deferred compensation for prior service; provided, however, that such compensation is not contingent in any way on continued service; and (iii) compensation received for former service as an interim Chairman or Chief Executive Officer or other executive officer; or

•	an immediate family member of such director has received during any twelve-month period more than $100,000 in direct compensation from the Company or any of its subsidiaries as a director or executive officer other than: (i) director and committee fees and (ii) pension or other forms of deferred compensation for prior service; provided, however, that such compensation is not contingent in any way on continued service.
Commercial Relationships
      A director will be deemed to be independent unless:

•	such director is a current employee of another company that has made payments to, or received payments from, the Company or any of its subsidiaries for property or services in an amount which, in

A-1

any of the last three fiscal years, exceeds the greater of $1 million or 2% of such other company’s consolidated gross revenues; or

•	an immediate family member of such director is a current executive officer of another company that has made payments to, or received payments from, the Company or any of its subsidiaries for property or services in an amount which, in any of the last three fiscal years, exceeds the greater of $1 million or 2% of such other company’s consolidated gross revenues.

Charitable Relationships
      A director will be deemed to be independent unless such director is an executive officer of a tax-exempt organization that, within the preceding three years, received contributions from the Company or any of its subsidiaries in an amount which, in any single fiscal year, exceeded the greater of $1 million or 2% of such tax-exempt organization’s consolidated gross revenues; unless the Board determines such relationships not to be material or otherwise consistent with a Director’s independence.
Interlocking Directorates
      A director will be deemed to be independent unless, within the preceding three years:

•	such director is or was employed as an executive officer of another company where any of the Company’s or its subsidiaries’ present executive officers at the same time serves or served on that company’s compensation committee; or

•	an immediate family member of such director is or was employed as an executive officer of another company where any of the Company’s or its subsidiaries’ present executives at the same time serves or served on that company’s compensation committee.
Other Relationships
      For relationships not specifically mentioned above, the determination of whether a director has a material relationship with the Company (either directly or as a partner, shareholder or officer of an organization that has a relationship with the Company), and therefore would not be independent, will be made by the Board of Directors after taking into account all relevant facts and circumstances. For purposes of these standards, a director who is solely a director and/or a non-controlling shareholder of another company that has a relationship with the Company will not be considered to have a material relationship based solely on such relationship that would impair such director’s independence.
      For purposes of the standards set forth above, “immediate family member” means any of such director’s spouse, parents, children, siblings, mothers and fathers-in-law, sons and daughters-in-law and brothers and sisters-in-law (other than those who are no longer family members as a result of legal separation or divorce, or those who have died or become incapacitated) and anyone (other than a domestic employee) who shares such director’s home. For purposes of the standards set forth above, “executive officer” means the Company’s president, principal financial officer, principal accounting officer (or, if there is no such accounting officer, the controller), any vice-president of the Company in charge of a principal business unit, division or function (such as sales, administration or finance), any other officer who performs a policy-making function, or any other person who performs similar policy-making functions for the Company. Officers of the Company’s subsidiaries shall be deemed officers of the Company if they perform such policy-making functions for the Company.
      These standards shall be interpreted in a manner consistent with the New York Stock Exchange Corporate Governance Rules.

A-2

ANNEX B
CERTIFICATE OF AMENDMENT
OF THE
RESTATED CERTIFICATE OF INCORPORATION
OF
ENERGY PARTNERS, LTD.
      Energy Partners, Ltd. (the “Corporation”), a corporation organized under the General Corporation Law of the State of Delaware (the ”DGCL”), does hereby certify:
      FIRST: That the Board of Directors of the Corporation, in accordance with Section 242 of the DGCL, duly adopted resolutions setting forth the following amendment to the Restated Certificate of Incorporation of the Corporation, declaring the amendment to be advisable and calling for the submission of the proposed amendment to the stockholders of the Corporation for consideration thereof. The resolution setting forth the proposed amendment is as follows:

RESOLVED, that Section 4.A(i) of the Restated Certificate of Incorporation be amended to read as follows:

‘(i) One Hundred million (100,000,000) shares of Common Stock, par value $0.01 per share (“Common Stock”), and”.
      SECOND: That thereafter, pursuant to a resolution of its Board of Directors, the stockholders of the Corporation took action by a meeting of stockholders in accordance with the Restated Certificate of Incorporation of the Corporation, the Bylaws of the Corporation and Section 211 of the DGCL, pursuant to which the necessary number of shares was voted in favor of the amendment.
      THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the DGCL.
      IN WITNESS THEREOF, the Corporation has caused this Certificate of Amendment to be signed by Richard A. Bachmann, its Chairman, this                     day of                     , 2006.

By:

Richard A. Bachmann
Chairman and Chief Executive Officer

B-1

ANNEX C
ENERGY PARTNERS, LTD.
2006 LONG TERM STOCK INCENTIVE PLAN

1.	Purposes.
      The purposes of the 2006 Long Term Stock Incentive Plan are to advance the interests of Energy Partners, Ltd. and its stockholders by providing a means to attract, retain, and motivate employees of the Company, its subsidiaries and affiliates upon whose judgment, initiative and efforts the continued success, growth and development of the Company is dependent.

2.	Definitions.
      For purposes of the Plan, the following terms shall be defined as set forth below:

(a) “Affiliate” means any entity other than the Company and its Subsidiaries that is designated by the Board or the Committee as a participating employer under the Plan; provided that the Company directly or indirectly owns at least 20% of the combined voting power of all classes of stock of such entity or at least 20% of the ownership interests in such entity.

(b) “Award” means any Option, SAR, Performance Share, Performance Unit, Restricted Share, Restricted Share Unit, Dividend Equivalent or Other Share-Based Award granted to an Eligible Person under the Plan.

(c) “Award Agreement” means any written agreement, contract, or other instrument or document evidencing an Award.

(d) “Beneficiary” means the person, persons, trust or trusts which have been designated by the Eligible Person in his or her most recent written beneficiary designation filed with the Company to receive the benefits specified under this Plan upon the death of the Eligible Person, or, if there is no designated Beneficiary or surviving designated Beneficiary, then the person, persons, trust or trusts entitled by will or the laws of descent and distribution to receive such benefits.

(e) “Board” means the Board of Directors of the Company.

(f) “Code” means the Internal Revenue Code of 1986, as amended from time to time. References to any provision of the Code shall be deemed to include successor provisions thereto and regulations thereunder.

(g) “Committee” means the Compensation Committee of the Board, or such other Board committee as may be designated by the Board to administer the Plan; provided, however, that, unless otherwise determined by the Board, the Committee shall consist of two or more directors of the Company, each of whom is (i) a “non-employee director” within the meaning of Rule 16b-3 under the Exchange Act, to the extent applicable, (ii) an “outside director” within the meaning of Section 162(m) of the Code, to the extent applicable and (iii) independent under the rules of the principal stock exchange on which the Shares are listed; provided, further, that the mere fact that the Committee shall fail to qualify under any of the foregoing requirements shall not invalidate any Award made by the Committee which Award is otherwise validly made under the Plan.

(h) “Company” means Energy Partners, Ltd., a corporation organized under the laws of Delaware, or any successor corporation.

(i) “Dividend Equivalent” means a right, granted under Section 5(g), to receive cash, Shares, or other property equal in value to dividends paid with respect to a specified number of Shares. Dividend Equivalents may be awarded on a free-standing basis or in connection with another Award, and may be paid currently or on a deferred basis.

(j) “Effective Date” means , which is the date on which the Plan was approved by the Company’s stockholders.

(k) “Eligible Person” means an employee of the Company, a Subsidiary or an Affiliate, including any director who is an employee, or a consultant to the Company, a Subsidiary or an Affiliate. Notwithstanding any provisions of this Plan to the contrary, an Award may be granted to an employee or consultant in connection with his or her hiring or retention prior to the date the employee or consultant first performs services for the Company, a Subsidiary or an Affiliate; provided, however, that any such Award shall not become vested or exercisable prior to the date the employee or consultant first performs such services.

(l) “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time. References to any provision of the Exchange Act shall be deemed to include successor provisions thereto and regulations thereunder.

(m) “Fair Market Value” means, with respect to Shares or other property, the fair market value of such Shares or other property determined by such methods or procedures as shall be established from time to time by the Committee. If the Shares are listed on any established stock exchange or a national market system, unless otherwise determined by the Committee in good faith, the Fair Market Value of a Share shall mean the closing price of the Share on the date on which it is to be valued hereunder (or, if the Shares were not traded on that day, the next preceding day that the Shares were traded) on the principal exchange on which the Shares are traded, as such prices are officially quoted on such exchange.

(n) “ISO” means any option intended to be and designated as an incentive stock option within the meaning of Section 422 of the Code.

(o) “NQSO” means any Option that is not an ISO.

(p) “Option” means a right, granted under Section 5(b), to purchase Shares.

(q) “Other Share-Based Award” means a right, granted under Section 5(h), that relates to or is valued by reference to Shares.

(r) “Participant” means an Eligible Person who has been granted an Award under the Plan.

(s) “Performance Share” means a performance share granted under Section 5(d).

(t) “Performance Unit” means a performance unit granted under Section 5(d).

(u) “Plan” means this 2006 Long Term Stock Incentive Plan.

(v) “Prior Plan” means the Energy Partners Ltd. Amended and Restated 2000 Long Term Stock Incentive Plan.

(w) “Prior Plan Award” means an award under the Prior Plan which remains outstanding after the Effective Date.

(x) “Restricted Shares” means an Award of Shares under Section 5(e) that may be subject to certain restrictions and to a risk of forfeiture.

(y) “Restricted Share Unit” means a right, granted under Section 5(f), to receive Shares or cash at the end of a specified deferral period.

(z) “Rule 16b-3” means Rule 16b-3, as from time to time in effect and applicable to the Plan and Participants, promulgated by the Securities and Exchange Commission under Section 16 of the Exchange Act.

(aa) “SAR” or “Share Appreciation Right” means the right, granted under Section 5(c), to be paid an amount measured by the difference between the exercise price of the right and the Fair Market Value of Shares on the date of exercise of the right, with payment to be made in cash, Shares or property as specified in the Award or determined by the Committee.

(bb) “Shares” means common stock, par value $0.01 per share, of the Company, and such other securities as may be substituted for Shares pursuant to Section 4(c) hereof.

(cc) “Subsidiary” means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if each of the corporations (other than the last corporation in the unbroken chain) owns shares possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in the chain.

(dd) “Termination of Service” means the termination of the Participant’s employment or consulting services with the Company, its Subsidiaries and its Affiliates, as the case may be. A Participant employed by a Subsidiary of the Company or one of its Affiliates shall also be deemed to incur a Termination of Service if the Subsidiary of the Company or Affiliate ceases to be such a Subsidiary or an Affiliate, as the case may be, and the Participant does not immediately thereafter become an employee of, or a consultant to, the Company, another Subsidiary of the Company or an Affiliate. Temporary absences from employment because of illness, vacation or leave of absence and transfers among the Company and its Subsidiaries and Affiliates shall not be considered a Termination of Service.

3.	Administration.
      (a) Authority of the Committee. The Plan shall be administered by the Committee, and the Committee shall have full and final authority to take the following actions, in each case subject to and consistent with the provisions of the Plan:

(i) to select Eligible Persons to whom Awards may be granted;

(ii) to designate Affiliates;

(iii) to determine the type or types of Awards to be granted to each Eligible Person;

(iv) to determine the type and number of Awards to be granted, the number of Shares to which an Award may relate, the terms and conditions of any Award granted under the Plan (including, but not limited to, any exercise price, grant price or purchase price, any restriction or condition, any schedule for lapse of restrictions or conditions relating to transferability or forfeiture, exercisability, or settlement of an Award, and waiver or accelerations thereof, and waivers of performance conditions relating to an Award, based in each case on such considerations as the Committee shall determine), and all other matters to be determined in connection with an Award;

(v) to determine whether, to what extent, and under what circumstances an Award may be settled, or the exercise price of an Award may be paid, in cash, Shares, other Awards, or other property, or an Award may be canceled, forfeited, exchanged, or surrendered;

(vi) to determine whether, to what extent, and under what circumstances cash, Shares, other Awards, or other property payable with respect to an Award will be deferred either automatically, at the election of the Committee, or at the election of the Eligible Person;

(vii) to determine whether, to what extent, and under what circumstances any cash, Shares, other Awards, or other property payable on a deferred basis will be adjusted for interest or earnings equivalents and, if so, the basis for determining such equivalents;

(viii) to prescribe the form of each Award Agreement, which need not be identical for each Eligible Person;

(ix) to adopt, amend, suspend, waive, and rescind such rules and regulations and appoint such agents as the Committee may deem necessary or advisable to administer the Plan;

(x) to correct any defect or supply any omission or reconcile any inconsistency in the Plan and to construe and interpret the Plan and any Award, rules and regulations, Award Agreement, or other instrument hereunder;

(xi) to accelerate the exercisability or vesting of all or any portion of any Award or to extend the period during which an Award is exercisable; and

(xii) to make all other decisions and determinations as may be required under the terms of the Plan or as the Committee may deem necessary or advisable for the administration of the Plan.
      (b) Manner of Exercise of Committee Authority. The Committee shall have sole discretion in exercising its authority under the Plan. Any action of the Committee with respect to the Plan shall be final, conclusive, and binding on all persons, including the Company, Subsidiaries, Affiliates, Eligible Persons, any person claiming any rights under the Plan from or through any Eligible Person, and shareholders. The express grant of any specific power to the Committee, and the taking of any action by the Committee, shall not be construed as limiting any power or authority of the Committee. The Committee may delegate to officers or managers of the Company or any Subsidiary or Affiliate the authority, subject to such terms as the Committee shall determine, to perform administrative functions and, with respect to Awards granted to persons not subject to Section 16 of the Exchange Act, to perform such other functions as the Committee may determine, to the extent permitted under Rule 16b-3 (if applicable) and applicable law.
      (c) Limitation of Liability. Each member of the Committee shall be entitled to, in good faith, rely or act upon any report or other information furnished to him or her by any officer or other employee of the Company or any Subsidiary or Affiliate, the Company’s independent certified public accountants, or other professional retained by the Company to assist in the administration of the Plan. No member of the Committee, nor any officer or employee of the Company acting on behalf of the Committee, shall be personally liable for any action, determination, or interpretation taken or made in good faith with respect to the Plan, and all members of the Committee and any officer or employee of the Company acting on their behalf shall, to the extent permitted by law, be fully indemnified and protected by the Company with respect to any such action, determination, or interpretation.
      (d) Limitation on Committee’s Discretion under IRC Section 162(m). Anything in this Plan to the contrary notwithstanding, in the case of any Award which is intended to qualify as “performance-based compensation” within the meaning of Section 162(m)(4)(C) of the Code, unless the Award Agreement specifically provides otherwise, the Committee shall have no discretion to increase the amount of compensation payable under the Award to the extent such an increase would cause the Award to lose its qualification as such performance-based compensation.
      (e) Limitation on Committee’s Authority under IRC Section 409A. Anything in this Plan to the contrary notwithstanding, the Committee’s authority to modify outstanding Awards shall be limited to the extent necessary so that the existence of such authority does not (i) cause an Award that is not otherwise deferred compensation subject to Section 409A of the Code to become deferred compensation subject to Section 409A of the Code or (ii) cause an Award that is otherwise deferred compensation subject to Section 409A of the Code to fail to meet the requirements prescribed by Section 409A of the Code.
      (f) Quorum, Acts of Committee. A majority of the Committee shall constitute a quorum, and the acts of a majority of the members present at any meeting at which a quorum is present, or acts approved in writing by all of the members, shall be acts of the Committee.
      (g) No Option or SAR Repricing Without Shareholder Approval. Except as provided in the first sentence of Section 4(e) hereof relating to certain antidilution adjustments, unless the approval of stockholders of the Company is obtained, (i) Options and SARs issued under the Plan shall not be amended to lower their exercise price, (ii) Options and SARs issued under the Plan will not be exchanged for other Options or SARs with lower exercise prices, and (iii) Options and SARs issued under the Plan with an exercise price per Share in excess of the then Fair Market Value of a Share shall not be exchanged for cash or another Award.
4.     Shares Subject to the Plan.
      (a) Subject to adjustment as provided in Section 4(e) hereof and as provided below, the total number of Shares reserved for grant in connection with Awards under the Plan shall be 2,500,000 plus such number of Shares as may be available for grant under the Prior Plan on the Effective Date. No Award may be granted under the Plan if the number of Shares to which such Award relates, when added to the number of Shares previously granted under the Plan, exceeds the number of Shares reserved under the preceding sentence. If any Awards under the Plan or any Prior Plan Awards are forfeited, canceled, terminated, exchanged or surrendered or such Award under the Plan or Prior Plan Award is settled in cash or otherwise terminates without a distribution of Shares to the Participant, any Shares counted against the number of Shares reserved and available under the Plan with respect to such Award under the Plan or Prior Plan Award shall, to the extent of any such forfeiture, settlement, termination, cancellation, exchange or surrender, again be available for Awards under the Plan. Upon the exercise of any Award granted in tandem with any other Awards, such related Awards shall be canceled to the extent of the number of Shares as to which the Award is exercised. No additional grants shall be made under the Prior Plan on or after the Effective Date.
      (b) Any shares granted as Options or SARs shall be counted against the number of Shares reserved and available in Section 4(a) above as one (1) Share for each one (1) Share granted, regardless of the number of actual Shares issued in settlement of SARs at the time of exercise. Any Shares granted as Awards other than Options or SARs shall be counted against this number as one and one half (1.5) Shares for every one (1) Share granted.
      (c) Awards granted by the Company in assumption of, or in substitution or exchange for, awards previously granted, or the right or obligation to make future awards, by a company acquired by the Company or any Subsidiary or with which the Company or any Subsidiary combines shall not reduce the Shares authorized for grant under the Plan or authorized for grant to a Participant in any calendar year. Additionally, in the event that a company acquired by the Company or any Subsidiary or with which the Company or any Subsidiary combines has shares available under a pre-existing plan approved by stockholders and not adopted in contemplation of such acquisition or combination, the shares available for grant pursuant to the terms of such pre-existing plan (as adjusted, to the extent appropriate, using the exchange ratio or other adjustment or valuation ratio or formula used in such acquisition or combination to determine the consideration payable to the holders of common stock of the entities party to such acquisition or combination) may be used for Awards under the Plan and shall not reduce the Shares authorized for grant under the Plan; provided that Awards using such available shares shall not be made after the date awards or grants could have been made under the terms of the pre-existing plan, absent the acquisition or combination, and shall only be made to individuals who were not employees or directors prior to such acquisition or combination.
      (d) Subject to adjustment as provided in Section 4(e) hereof, (i) the maximum number of Shares with respect to which Options or SARs may be granted during any 36 consecutive month period to any Eligible Person under this Plan shall be 1,000,000 Shares, (ii) the maximum number of Shares reserved for issuance in connection with ISOs shall be limited to 2,500,000 Shares, and (iii) with respect to Share-based Awards other than Stock Options and SARs intended to qualify as performance-based compensation within the meaning of Section 162(m)(4)(C) of the Code, the maximum number of Shares that may be granted during any 36 consecutive month period to any Eligible Person under this Plan shall be 1,000,000 Shares or the equivalent thereof.
      (e) In the event that the Committee shall determine that any dividend in Shares, recapitalization, Share split, reverse split, reorganization, merger, consolidation, spin-off, combination, repurchase, share exchange, extraordinary distribution or other similar corporate transaction or event, affects the Shares such that an adjustment is appropriate in order to prevent dilution or enlargement of the rights of Eligible Persons under the Plan, then the Committee shall make such equitable changes or adjustments as it deems appropriate and shall, in such manner as it may deem equitable, (i) adjust any or all of (x) the number and kind of shares which may thereafter be issued under the Plan, (y) the number and kind of shares, other securities or other consideration issued or issuable in respect of outstanding Awards, and (z) the exercise price, grant price or purchase price relating to any Award, or (ii) provide for a distribution of cash or property in respect of any Award; provided, however, in each case that, with respect to ISOs, such adjustment shall be made in accordance with Section 424(a) of the Code, unless the Committee determines otherwise; and provided further, that no adjustment shall be made pursuant to this Section 4(e) that causes any Award that is not otherwise deferred compensation subject to Section 409A of the Code to become deferred compensation subject to Section 409A of the Code. In addition, the Committee is authorized to make adjustments in the terms and conditions of, and the criteria and performance objectives included in, Awards in recognition of unusual or non-recurring events (including, without limitation, events described in the preceding sentence) affecting the Company or any Subsidiary or Affiliate or the financial statements of the Company or any Subsidiary or Affiliate, or in response to changes in applicable laws, regulations, or accounting principles; provided, however, that, in the case of an Award which is intended to qualify as “performance-based compensation” within the meaning of Section 162(m)(4)(C) of the Code, such authority shall be subject to Section 3(d) hereof.
      (f) Any Shares distributed pursuant to an Award may consist, in whole or in part, of authorized and unissued Shares or treasury Shares including Shares acquired by purchase in the open market or in private transactions.
5.     Specific Terms of Awards.
      (a) General. Awards may be granted on the terms and conditions set forth in this Section 5. In addition, the Committee may impose on any Award or the exercise thereof, at the date of grant or thereafter (subject to Section 9(d)), such additional terms and conditions, not inconsistent with the provisions of the Plan, as the Committee shall determine, including terms regarding forfeiture of Awards or continued exercisability of Awards in the event of termination of employment by the Eligible Person.
      (b) Options. The Committee is authorized to grant Options, which may be NQSOs or ISOs, to Eligible Persons on the following terms and conditions:

(i) Exercise Price. The exercise price per Share purchasable under an Option shall be determined by the Committee; provided, however, that the exercise price per share of an Option shall not be less than the Fair Market Value of a Share on the date of grant of the Option. The Committee may, without limitation, set an exercise price that is based upon achievement of performance criteria if deemed appropriate by the Committee.

(ii) Option Term. The term of each Option shall be determined by the Committee; provided, however, that such term shall not be longer than ten years from the date of grant of the Option, except in the event of death or disability.

(iii) Time and Method of Exercise. The Committee shall determine at the date of grant or thereafter the time or times at which an Option may be exercised in whole or in part (including, without limitation, upon achievement of performance criteria if deemed appropriate by the Committee), the methods by which such exercise price may be paid or deemed to be paid, the form of such payment (including, without limitation, cash, Shares, notes or other property), and the methods by which Shares will be delivered or deemed to be delivered to Eligible Persons.

(iv) ISOs. The terms of any ISO granted under the Plan shall comply in all respects with the provisions of Section 422 of the Code, including but not limited to the requirement that the ISO shall be granted within ten years from the earlier of the date of adoption or shareholder approval of the Plan. ISOs may only be granted to employees of the Company or a Subsidiary.
      (c) SARs. The Committee is authorized to grant SARs (Share Appreciation Rights) to Eligible Persons on the following terms and conditions:

(i) Right to Payment. A SAR shall confer on the Eligible Person to whom it is granted a right to receive with respect to each Share subject thereto, upon exercise thereof, the excess of (1) the Fair Market Value of one Share on the date of exercise over (2) the exercise price per Share of the SAR, as determined by the Committee as of the date of grant of the SAR (which shall not be less than the Fair Market Value per Share on the date of grant of the SAR and, in the case of a SAR granted in tandem with an Option, shall be equal to the exercise price of the underlying Option).

(ii) Other Terms. The Committee shall determine, at the time of grant, the time or times at which a SAR may be exercised in whole or in part (which shall not be more than ten years after the date of grant of the SAR except in the event of death or disability), the method of exercise, method of settlement, form of consideration payable in settlement, method by which Shares will be delivered or deemed to be delivered to Eligible Persons, whether or not a SAR shall be in tandem with any other Award, and any other terms and conditions of any SAR. Unless the Committee determines otherwise, a SAR (1) granted in tandem with an NQSO may be granted at the time of grant of the related NQSO or at any time thereafter (but a tandem SAR may be granted after the grant date of the related NQSO only if the grant of the tandem SAR would not cause the related option to constitute deferred compensation subject to Section 409A of the Code) and (2) granted in tandem with an ISO may only be granted at the time of grant of the related ISO.

      (d) Performance Shares and Performance Units. The Committee is authorized to grant Performance Shares and Performance Units to Eligible Persons on the following terms and conditions:

(i) Performance Period and Criteria. The Committee shall determine a performance period (the “Performance Period”) of one or more years or other periods and shall determine the performance objectives for grants of Performance Shares and Performance Units. Performance objectives may vary from Eligible Person to Eligible Person and shall be based upon one or more of the performance criteria set forth in Section 7(a)(ii) hereof as the Committee may deem appropriate. The performance objectives may be determined by reference to the performance of the Company, or of a Subsidiary or Affiliate, or of a division or unit of any of the foregoing. Performance Periods may overlap and Eligible Persons may participate simultaneously with respect to Performance Shares and Performance Units for which different Performance Periods are prescribed.

(ii) Award Value. At the beginning of a Performance Period, the Committee shall determine for each Eligible Person or group of Eligible Persons with respect to that Performance Period the range of number of Shares, if any, in the case of Performance Shares, and the range of dollar values, if any, in the case of Performance Units, which may be fixed or may vary in accordance with such performance or other criteria specified by the Committee, which shall be paid to an Eligible Person as an Award if the relevant measure of Company performance for the Performance Period is met.

(iii) Significant Events. If during the course of a Performance Period there shall occur significant events as determined by the Committee which the Committee expects to have a substantial effect on a performance objective during such period, the Committee may revise such objective; provided, however, that, in the case of an Award which is intended to qualify as “performance-based compensation” within the meaning of Section 162(m)(4)(C) of the Code, such authority shall be subject to Section 3(d) hereof.

(iv) Forfeiture. Except as otherwise determined by the Committee, at the date of grant or thereafter, upon Termination of Service during the applicable Performance Period, Performance Shares and Performance Units for which the Performance Period was prescribed shall be forfeited; provided, however, that the Committee may provide, by rule or regulation or in any Award Agreement, or may determine in an individual case, that restrictions or forfeiture conditions relating to Performance Shares and Performance Units will be waived in whole or in part in the event of Termination of Service resulting from specified causes, and the Committee may in other cases waive in whole or in part the forfeiture of Performance Shares and Performance Units.

(v) Payment. Each Performance Share or Performance Unit may be paid in whole Shares, or cash, or a combination of Shares and cash either as a lump sum payment or in installments, all as the Committee shall determine, at the time of grant of the Performance Share or Performance Unit or otherwise, commencing as soon as practicable after the end of the relevant Performance Period.
      (e) Restricted Shares. The Committee is authorized to grant Restricted Shares to Eligible Persons on the following terms and conditions:

(i) Issuance and Restrictions. Restricted Shares shall be subject to such restrictions on transferability and other restrictions, if any, as the Committee may impose at the date of grant or thereafter, which restrictions may lapse separately or in combination at such times, under such circumstances (including, without limitation, upon achievement of performance criteria if deemed appropriate by the Committee), in such installments, or otherwise, as the Committee may determine. Except to the extent restricted under the Award Agreement relating to the Restricted Shares, an Eligible Person granted Restricted Shares shall have all of the rights of a shareholder including, without limitation, the right to vote Restricted Shares and the right to receive dividends thereon.

(ii) Forfeiture. Except as otherwise determined by the Committee, at the date of grant or thereafter, upon Termination of Service during the applicable restriction period, Restricted Shares and any accrued but unpaid dividends (and any accrued but unpaid interest or earnings equivalents thereon) that are at that time subject to restrictions shall be forfeited; provided, however, that the Committee may provide, by rule or regulation or in any Award Agreement, or may determine in any individual case, that restrictions or forfeiture conditions relating to Restricted Shares will be waived in whole or in part in the event of Termination of Service resulting from specified causes, and the Committee may in other cases waive in whole or in part the forfeiture of Restricted Shares.

(iii) Certificates for Shares. Restricted Shares granted under the Plan may be evidenced in such manner as the Committee shall determine. If certificates representing Restricted Shares are registered in the name of the Eligible Person, such certificates shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Restricted Shares, and, unless otherwise determined by the Committee, the Company shall retain physical possession of the certificate and the Participant shall deliver a stock power to the Company, endorsed in blank, relating to the Restricted Shares.

(iv) Dividends. Dividends paid on Restricted Shares shall be either paid at the dividend payment date, or deferred (with or without the crediting of interest or earnings equivalents thereon as determined by the Committee) for payment to such date as determined by the Committee, in cash or in restricted or unrestricted Shares having a Fair Market Value equal to the amount of such dividends; provided, however, that any such dividends (and any interest or earnings equivalents credited thereon) shall be subject to forfeiture upon such conditions, if any, as the Committee may specify. Unless otherwise determined by the Committee, Shares distributed in connection with a Share split or dividend in Shares, and other property distributed as a dividend, shall be subject to restrictions and a risk of forfeiture to the same extent as the Restricted Shares with respect to which such Shares or other property has been distributed.

      (f) Restricted Share Units. The Committee is authorized to grant Restricted Share Units to Eligible Persons on the following terms and conditions:

(i) Award and Restrictions. Delivery of Shares or cash, as the case may be, will occur upon expiration of the deferral period specified for Restricted Share Units by the Committee (or, if permitted by the Committee, as elected by the Eligible Person). In addition, Restricted Share Units shall be subject to such restrictions as the Committee may impose, if any (including, without limitation, the achievement of performance criteria if deemed appropriate by the Committee), at the date of grant or thereafter, which restrictions may lapse at the expiration of the deferral period or at earlier or later specified times, separately or in combination, in installments or otherwise, as the Committee may determine.

(ii) Forfeiture. Except as otherwise determined by the Committee at date of grant or thereafter, upon Termination of Service during the applicable deferral period or portion thereof to which forfeiture conditions apply (as provided in the Award Agreement evidencing the Restricted Share Units), or upon failure to satisfy any other conditions precedent to the delivery of Shares or cash to which such Restricted Share Units relate, all Restricted Share Units that are at that time subject to deferral or restriction shall be forfeited; provided, however, that the Committee may provide, by rule or regulation or in any Award Agreement, or may determine in any individual case, that restrictions or forfeiture conditions relating to Restricted Share Units will be waived in whole or in part in the event of Termination of Service resulting from specified causes, and the Committee may in other cases waive in whole or in part the forfeiture of Restricted Share Units.

(iii) Dividend Equivalents. Unless otherwise determined by the Committee at date of grant, Dividend Equivalents on the specified number of Shares covered by a Restricted Share Unit shall be either (A) paid with respect to such Restricted Share Unit at the dividend payment date in cash or in restricted or unrestricted Shares having a Fair Market Value equal to the amount of such dividends, or (B) deferred with respect to such Restricted Share Unit and the amount or value thereof automatically deemed reinvested in additional Restricted Share Units or other Awards, as the Committee shall determine or permit the Participant to elect.

      (g) Dividend Equivalents. The Committee is authorized to grant Dividend Equivalents to Eligible Persons. The Committee may provide, at the date of grant or thereafter, that Dividend Equivalents shall be paid or distributed when accrued or shall be deemed to have been reinvested in additional Shares, or other investment vehicles as the Committee may specify; provided, however, that Dividend Equivalents (other than freestanding Dividend Equivalents) shall be subject to all conditions and restrictions of any underlying Awards to which they relate.
      (h) Other Share-Based Awards. The Committee is authorized, subject to limitations under applicable law, to grant to Eligible Persons such other Awards that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, Shares, as deemed by the Committee to be consistent with the purposes of the Plan, including, without limitation, unrestricted shares awarded purely as a “bonus” and not subject to any restrictions or conditions, other rights convertible or exchangeable into Shares, purchase rights for Shares, Awards with value and payment contingent upon performance of the Company or any other factors designated by the Committee, and Awards valued by reference to the performance of specified Subsidiaries or Affiliates. The Committee shall determine the terms and conditions of such Awards at date of grant or thereafter. Shares delivered pursuant to an Award in the nature of a purchase right granted under this Section 5(h) shall be purchased for such consideration, paid for at such times, by such methods, and in such forms, including, without limitation, cash, Shares, notes or other property, as the Committee shall determine. Cash awards, as an element of or supplement to any other Award under the Plan, shall also be authorized pursuant to this Section 5(h).

6.	Certain Provisions Applicable to Awards.
      (a) Stand-Alone, Additional, Tandem and Substitute Awards. Awards granted under the Plan may, in the discretion of the Committee, be granted to Eligible Persons either alone or in addition to, in tandem with, or in exchange or substitution for, any other Award granted under the Plan or any award granted under any other plan or agreement of the Company, any Subsidiary or Affiliate, or any business entity to be acquired by the Company or a Subsidiary or Affiliate, or any other right of an Eligible Person to receive payment from the Company or any Subsidiary or Affiliate. Awards may be granted in addition to or in tandem with such other Awards or awards, and may be granted either as of the same time as or as of a different time from the grant of such other Awards or awards. The per Share exercise price of any Option, or grant price of any SAR, which is granted in connection with the substitution of awards granted under any other plan or agreement of the Company or any Subsidiary or Affiliate or any business entity to be acquired by the Company or any Subsidiary or Affiliate, shall be determined by the Committee, in its discretion.
      (b) Terms of Awards. The term of each Award granted to an Eligible Person shall be for such period as may be determined by the Committee (subject to the term restrictions for options and SARs set forth in Sections 5(b) and 5(c), respectively).
      (c) Form of Payment Under Awards. Subject to the terms of the Plan and any applicable Award Agreement, payments to be made by the Company or a Subsidiary or Affiliate upon the grant, maturation, or exercise of an Award may be made in such forms as the Committee shall determine at the date of grant or thereafter, including, without limitation, cash, Shares, notes, or other property, and may be made in a single payment or trans fer, in installments, or on a deferred basis. The Committee may make rules relating to installment or deferred payments with respect to Awards, including the rate of interest or earnings equivalents to be credited with respect to such payments, and the Committee may require deferral of payment under an Award if, in the sole judgment of the Committee, it may be necessary in order to avoid nondeductibility of the payment under Section 162(m) of the Code.

      (d) Nontransferability. Unless otherwise set forth by the Committee in an Award Agreement, Awards shall not be transferable by an Eligible Person except by will or the laws of descent and distribution (except pursuant to a Beneficiary designation) and shall be exercisable during the lifetime of an Eligible Person only by such Eligible Person or his or her guardian or legal representative. In no event, however, may any transfer of an Award be made for consideration. An Eligible Person’s rights under the Plan may not be pledged, mortgaged, hypothecated, or otherwise encumbered, and shall not be subject to claims of the Eligible Person’s creditors.

7.	Performance Awards.
      (a) Performance Awards Granted to Covered Employees. If the Committee determines that an Award (other than an Option or SAR) to be granted to an Eligible Person should qualify as “performance-based compensation” for purposes of Section 162(m) of the Code, the grant, vesting, exercise and/or settlement of such Award (each, a “Performance Award”) shall be contingent upon achievement of pre-established performance goals and other terms set forth in this Section 7(a).

(i) Performance Goals Generally. The performance goals for such Performance Awards shall consist of one or more business criteria and a targeted level or levels of performance with respect to each of such criteria, as specified by the Committee consistent with this Section 7(a). The performance goals shall be objective and shall otherwise meet the requirements of Section 162(m) of the Code and regulations thereunder (including Treasury Regulation 1.162-27 and successor regulations thereto), including the requirement that the level or levels of performance targeted by the Committee result in the achievement of performance goals being “substantially uncertain.” The Committee may determine that such Performance Awards shall be granted, vested, exercised and/or settled upon achievement of any one performance goal or that two or more of the performance goals must be achieved as a condition to grant, vesting, exercise and/or settlement of such Performance Awards. Performance goals may differ for Performance Awards granted to any one Participant or to different Participants.

(ii) Business Criteria. One or more of the following business criteria for the Company and/or for specified Subsidiaries or Affiliates or divisions or other business units or lines of business of the Company shall be used by the Committee in establishing performance goals for such Performance Awards: (1) total stockholder return, (2) earnings, (3) earnings per share, (4) reserve replacement, which may include acquisitions, (5) increase in value of proved reserves and other reserve-based measures, (6) operating income, (7) net income, (8) pro forma net income, (9) return on stockholders’ equity, (10) return on designated assets, (11) net asset value, (12) economic value added, (13) revenues, (14) expenses, (15) operating profit margin, (16) operating cash flow, (17) cash flow per share, (18) production growth, (19) finding and development costs, which may include results from acquisitions, (20) lease operating expense per barrel of oil equivalent, which may be adjusted for inflation, (21) stock price performance, (22) return on investment, and (23) net profit margin. The targeted level or levels of performance with respect to such business criteria may be established at such levels and in such terms as the Committee may determine, in its discretion, including in absolute terms, as a goal relative to performance in prior periods, or as a goal compared to the performance of one or more comparable companies or an index covering multiple companies.

(iii) Performance Period; Timing for Establishing Performance Goals; Per-Person Limit. Achievement of performance goals in respect of such Performance Awards shall be measured over a performance period, as specified by the Committee. A performance goal shall be established not later than the earlier of (A) 90 days after the beginning of any performance period applicable to such Performance Award or (B) the date on which 25% of such performance period has elapsed. In all cases, the maximum Performance Award of any Participant shall be subject to the limitation set forth in Section 4(b) or 7(a)(v), as applicable.

(iv) Settlement of Performance Awards; Other Terms. Settlement of such Performance Awards shall be in cash, Shares, other Awards or other property, in the discretion of the Committee. The Committee may, in its discretion, reduce the amount of a settlement otherwise to be made in connection with such Performance Awards, but may not exercise discretion to increase any such amount payable to the Participant in respect of a Performance Award subject to this Section 7(a). Any settlement which changes the form of payment from that originally specified shall be implemented in a manner such that the Performance Award and other related Awards do not, solely for that reason, fail to qualify as “performance-based compensation” for purposes of Section 162(m) of the Code. The Committee shall specify the circumstances in which such Performance Awards shall be paid or forfeited in the event of Termination of Service of the Participant or other event (including a Change of Control) prior to the end of a performance period or settlement of such Performance Awards.

(v) Maximum Annual Cash Award. The maximum amount payable upon settlement of a cash-based Performance Award granted under this Plan for any calendar year to any Eligible Person shall not exceed $5,000,000.

      (b) Written Determinations. Determinations by the Committee as to the establishment of performance goals for Performance Awards, the amount potentially payable in respect of Performance Awards, the level of actual achievement of the specified performance goals relating to Performance Awards and the amount of any final Performance Award shall be recorded in writing. Specifically, the Committee shall certify in writing, in a manner conforming to applicable regulations under Section 162(m) of the Code, prior to settlement of each such Award, that the performance objective relating to the Performance Award and other material terms of the Award upon which settlement of the Award was conditioned have been satisfied.

8.	Change of Control Provisions.
      The Committee may include in Awards under the Plan provisions governing the effect of a Change of Control of the Company (as defined by the Committee in the Award) on the Award, which effect may occur by reason of the Change of Control alone or may require also the occurrence of another event (such as a termination of employment under specified circumstances).

9.	General Provisions.
      (a) Compliance with Legal and Trading Requirements. The Plan, the granting and exercising of Awards thereunder, and the other obligations of the Company under the Plan and any Award Agreement, shall be subject to all applicable federal, state and foreign laws, rules and regulations, and to such approvals by any stock exchange and any regulatory or governmental agency as may be required. The Company, in its discretion, may postpone the issuance or delivery of Shares under any Award until completion of such stock exchange or market system listing or registration or qualification of such Shares or any required action under any state, federal or foreign law, rule or regulation as the Company may consider appropriate, and may require any Participant to make such representations and furnish such information as it may consider appropriate in connection with the issuance or delivery of Shares in compliance with applicable laws, rules and regulations. No provisions of the Plan shall be interpreted or construed to obligate the Company to register any Shares under federal, state or foreign law. The Shares issued under the Plan may be subject to such other restrictions on transfer as determined by the Committee.
      (b) No Right to Continued Employment or Service. Neither the Plan nor any action taken thereunder shall be construed as giving any employee, consultant or director the right to be retained in the employ or service of the Company or any of its Subsidiaries or Affiliates, nor shall it interfere in any way with the right of the Company or any of its Subsidiaries or Affiliates to terminate any employee’s, consultant’s or director’s employment or service at any time.
      (c) Taxes. The Company or any Subsidiary or Affiliate is authorized to withhold from any Award granted, any payment relating to an Award under the Plan, including from a distribution of Shares, or any payroll or other payment to an Eligible Person, amounts of withholding and other taxes due in connection with any transaction involving an Award, and to take such other action as the Committee may deem advisable to enable the Company and Eligible Persons to satisfy obligations for the payment of withholding taxes and other tax obligations relating to any Award. This authority shall include authority to withhold or receive Shares or other property and to make cash payments in respect thereof in satisfaction of an Eligible Person’s tax obligations; provided, however, that the amount of tax withholding to be satisfied by withholding Shares shall be limited to the minimum amount of taxes, including employment taxes, required to be withheld under applicable federal, state and local law.
      (d) Changes to the Plan and Awards. The Board may amend, alter, suspend, discontinue, or terminate the Plan or the Committee’s authority to grant Awards under the Plan without the consent of stockholders of the Company or Participants, except that any such amendment or alteration shall be subject to the approval of the Company’s stockholders (i) to the extent such stockholder approval is required under the rules of any stock exchange or automated quotation system on which the Shares may be listed or quoted, (ii) to the extent stockholder approval is required by Section 3(g), (iii) as it applies to ISOs, to the extent such stockholder approval is required under Section 422 of the Code or (iv) as it applies to Awards intended to qualify as performance-based compensation within the meaning of Section 162(m)(4)(C) of the Code, to the extent such stockholder approval is required to preserve the qualification of the Award as performance-based compensation; provided, however, that, without the consent of an affected Participant, no amendment, alteration, suspension, discontinuation, or termination of the Plan may materially and adversely affect the rights of such Participant under any Award theretofore granted to him or her. The Committee may waive any conditions or rights under, amend any terms of, or amend, alter, suspend, discontinue or terminate, any Award theretofore granted, prospectively or retrospectively; provided, however, that, without the consent of a Participant, no amendment, alteration, suspension, discontinuation or termination of any Award may materially and adversely affect the rights of such Participant under any Award theretofore granted to him or her.
      (e) No Rights to Awards; No Shareholder Rights. No Eligible Person or employee shall have any claim to be granted any Award under the Plan, and there is no obligation for uniformity of treatment of Eligible Persons and employees. No Award shall confer on any Eligible Person any of the rights of a shareholder of the Company unless and until Shares are duly issued or transferred to the Eligible Person in accordance with the terms of the Award.
      (f) Unfunded Status of Awards. The Plan is intended to constitute an “unfunded” plan for incentive compensation. With respect to any payments not yet made to a Participant pursuant to an Award, nothing contained in the Plan or any Award shall give any such Participant any rights that are greater than those of a general creditor of the Company; provided, however, that the Committee may authorize the creation of trusts or make other arrangements to meet the Company’s obligations under the Plan to deliver cash, Shares, other Awards, or other property pursuant to any Award, which trusts or other arrangements shall be consistent with the “unfunded” status of the Plan unless the Committee otherwise determines with the consent of each affected Participant.
      (g) Nonexclusivity of the Plan. Neither the adoption of the Plan by the Board nor its submission to the stockholders of the Company for approval shall be construed as creating any limitations on the power of the Board to adopt such other incentive arrangements as it may deem desirable, including, without limitation, the granting of options and other awards otherwise than under the Plan, and such arrangements may be either applicable generally or only in specific cases.
      (h) Not Compensation for Benefit Plans. No Award payable under this Plan shall be deemed salary or compensation for the purpose of computing benefits under any benefit plan or other arrangement of the Company for the benefit of its employees, consultants or directors unless the Company shall determine otherwise.
      (i) No Fractional Shares. No fractional Shares shall be issued or delivered pursuant to the Plan or any Award. The Committee shall determine whether cash, other Awards, or other property shall be issued or paid in lieu of such fractional Shares or whether such fractional Shares or any rights thereto shall be forfeited or otherwise eliminated.
      (j) Governing Law. The validity, construction, and effect of the Plan, any rules and regulations relating to the Plan, and any Award Agreement shall be determined in accordance with the laws of Delaware without giving effect to principles of conflict of laws.

      (k) Effective Date; Plan Termination. The Plan shall become effective as of the Effective Date. The Plan shall terminate as to future awards on the date which is ten (10) years after the Effective Date.
      (l) IRC Section 409A. It is intended that the Plan and Awards issued thereunder will comply with Section 409A of the Code (and any regulations and guidelines issued thereunder) to the extent the Awards are subject thereto, and the Plan and such Awards shall be interpreted on a basis consistent with such intent. The Plan and any Award Agreements issued thereunder may be amended in any respect deemed by the Board or the Committee to be necessary in order to preserve compliance with Section 409A of the Code.
      (m) Foreign Employees. The Committee may grant Awards to Eligible Persons who are foreign nationals, who are located outside the United States, or who are otherwise subject to (or could cause the Company to be subject to) legal or regulatory provisions of countries or jurisdictions outside the United States, on such terms and conditions different from those specified in the Plan as may, in the judgment of the Committee, be necessary or desirable to foster and promote achievement of the purposes of the Plan, and, in furtherance of such purposes, the Committee may make such modifications, amendments, procedures, or subplans as may be necessary or advisable to comply with such legal or regulatory provisions.
      (n) Titles and Headings. The titles and headings of the sections in the Plan are for convenience of reference only. In the event of any conflict, the text of the Plan, rather than such titles or headings, shall control.

ENERGY PARTNERS, LTD.
PROXY FOR
ANNUAL MEETING OF STOCKHOLDERS
MAY 4, 2006
     THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. The undersigned stockholder of Energy Partners, Ltd., a Delaware corporation (“EPL”), hereby appoints Richard A. Bachmann and John G. Phillips, or either of them, as proxies, each with power to act without the other and with full power of substitution, on behalf of the undersigned to vote the number of shares of Common Stock of EPL that the undersigned would be entitled to vote if personally present at the Annual Meeting of Stockholders of Energy Partners, Ltd. to be held on Thursday, May 4, 2006 at 9:00 a.m. Central Daylight Time, at the Hotel InterContinental New Orleans, Vieux Carré B Room, 444 St. Charles Ave., New Orleans, Louisiana 70130 and at any adjournment or postponement thereof, on the following matters:
(Continued and to be signed on the other side)

Address Change/Comments (Mark the corresponding box on the reverse side)

▲ FOLD AND DETACH HERE ▲
You can now access your Energy Partners, Ltd. account online.
Access your Energy Partners, Ltd., stockholder account online via Investor ServiceDirect® (ISD).
Mellon Investor Services LLC, Transfer Agent for Energy Partners, Ltd., now makes it easy and convenient to get current information on your stockholder account.

•	View account status	•	View payment history for dividends
•	View certificate history	•	Make address changes
•	View book-entry information	•	Obtain a duplicate 1099 tax form
		•	Establish/change your PIN
Visit us on the web at http://www.melloninvestor.com/isd
For Technical Assistance Call 1-877-978-7778 between 9am-7pm
Monday-Friday Eastern Time

Please Mark Here for Address Change or Comments	☐
SEE REVERSE SIDE

(1)	Proposal to approve the election of the following eleven (11) nominees for membership on the Company’s Board of Directors:

Messrs. 01 Richard A. Bachmann; 02 John C. Bumgarner, Jr.; 03 Jerry D. Carlisle; 04 Harold D. Carter; 05 Enoch L. Dawkins; 06 Robert D. Gershen; 07 Phillip A. Gobe; 08 William R. Herrin, Jr.; 09 William O. Hiltz; 10 John G. Phillips; and 11 Dr. Norman C. Francis

each to serve until the Annual Meeting of Stockholders in the year 2007, and until their successors are duly elected and qualified.

FOR	WITHHOLD
☐	☐
To withhold authority to vote for any nominee, write the name of that nominee in the space provided below

PLEASE MARK, SIGN, DATE AND RETURN USING THE ENCLOSED ENVELOPE.

		FOR	AGAINST	ABSTAIN
(2)	To approve the Amendment to the Company’s certificate of incorporation increasing the number of authorized shares of the Company’s Common Stock from 50,000,000 to 100,000,000	☐	☐	☐

		FOR	AGAINST	ABSTAIN
(3)	To approve the adoption of the Company’s 2006 Long Term Stock Incentive Plan	☐	☐	☐

		FOR	AGAINST	ABSTAIN
(4)	To ratify the appointment of KPMG LLP as the Company’s independent registered public accountants for the year ended December 31, 2006.	☐	☐	☐

(5)	To transact such other business as may properly come before the meeting and any adjournment or postponement thereof.
This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED “FOR” PROPOSALS 1, 2, 3 AND 4. Receipt of the proxy statement, dated April 4, 2006, is hereby acknowledged.
You are encouraged to specify your choices by marking the appropriate boxes, SEE REVERSE SIDE, but you need not mark any boxes if you wish to vote in accordance with the board of directors’ recommendation. The proxies cannot vote your shares unless you sign and return this card.
Please sign your name exactly as it appears hereon. Joint owners must each sign. When signing as attorney, executor, administrator, trustee or guardian, please give your full title as it appears thereon.

Signature	Signature	Date

Please sign your name exactly as it appears hereon. Joint owners must each sign. When signing as attorney, executor, administrator, trustee or guardian, please give your full title as it appears thereon.

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